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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Wilsons the Leather Experts, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WILSONS THE LEATHER EXPERTS INC.
7401 Boone Avenue North
Brooklyn Park, Minnesota 55428
April 28, 2005
Dear Shareholder:
      You are cordially invited to attend the Annual Meeting of Shareholders of Wilsons The Leather Experts Inc., a Minnesota corporation (the “Company”), to be held at The Northland Inn, 7025 Northland Drive, Brooklyn Park, Minnesota, commencing at 10:00 a.m., Central Daylight Time, on Thursday, June 2, 2005.
      The Secretary’s Notice of Annual Meeting and the Proxy Statement which follow describe the matters to come before the meeting. During the meeting, we will also review the activities of the past year and items of general interest about the Company.
      It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting in person, please complete, sign and date the enclosed proxy card and return it in the enclosed postage-paid envelope as promptly as possible. If you later desire to revoke the proxy, you may do so at any time before it is exercised.

Sincerely,

Michael M. Searles
Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING
PROXY STATEMENT
SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT
PROPOSAL NUMBER ONE ELECTION OF DIRECTORS
PROPOSAL NUMBER TWO APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2000 LONG TERM INCENTIVE PLAN
REPORT OF THE AUDIT COMMITTEE
FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF THE COMPENSATION COMMITTEE
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
EQUITY COMPENSATION PLAN INFORMATION
COMPENSATORY PLANS OR ARRANGEMENTS
COMPARATIVE STOCK PERFORMANCE
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL NUMBER THREE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
ADDITIONAL MATTERS
AMENDED AND RESTATED 2000 LONG TERM INCENTIVE PLAN

WILSONS THE LEATHER EXPERTS INC.
NOTICE OF ANNUAL MEETING
      The Annual Meeting of Shareholders of Wilsons The Leather Experts Inc., a Minnesota corporation (the “Company”), will be held at The Northland Inn, 7025 Northland Drive, Brooklyn Park, Minnesota, on Thursday, June 2, 2005, commencing at 10:00 a.m., Central Daylight Time, for the following purposes:

1.	To elect two directors for a three-year term.

2.	To approve the amendment and restatement of the 2000 Long Term Incentive Plan to, among other things, increase the aggregate number of shares of common stock authorized for issuance under the plan by 2,200,000 shares to 4,200,000 shares.

3.	To ratify the appointment of KPMG LLP as the independent registered public accounting firm for the Company for the fiscal year ending January 28, 2006.

4.	To act upon any other business that may properly be brought before the meeting.
      The Board of Directors of the Company has fixed April 4, 2005, as the record date for the meeting, and only shareholders of record at the close of business on that date are entitled to receive notice of and vote at the meeting and at any adjournments thereof. Your proxy is important to ensure a quorum at the meeting. Please complete, sign, date and return your proxy in the enclosed postage-paid envelope, whether or not you plan to attend the meeting. Your cooperation in promptly signing and returning your proxy will help the Company avoid further solicitation expense. You may revoke the proxy at any time prior to its being exercised, and returning your proxy will not affect your right to vote in person if you attend the meeting and revoke the proxy.

By Order of the Board of Directors,

Philip S. Garon
Secretary
Brooklyn Park, Minnesota
April 28, 2005

WILSONS THE LEATHER EXPERTS INC.
7401 Boone Avenue North
Brooklyn Park, Minnesota 55428
PROXY STATEMENT
General Information Regarding the Solicitation
      The enclosed proxy is being solicited by the Board of Directors (the “Board of Directors” or “Board”) of Wilsons The Leather Experts Inc., a Minnesota corporation (“Wilsons Leather” or the “Company”), for use in connection with the Annual Meeting of Shareholders to be held on Thursday, June 2, 2005, at The Northland Inn, 7025 Northland Drive, Brooklyn Park, Minnesota, commencing at 10:00 a.m., Central Daylight Time, and at any adjournments thereof.
      Only shareholders of record at the close of business on April 4, 2005, will be entitled to vote at the meeting or adjournments. Proxies in the accompanying form which are properly signed, duly returned to the Company and not revoked will be voted in the manner specified. If no instructions are indicated, properly executed proxies will be voted for the proposals set forth in this Proxy Statement. A shareholder executing a proxy may revoke it at any time before it is exercised by notice in writing to an officer of the Company or by properly signing and duly returning a proxy bearing a later date. The mailing of this Proxy Statement and form of proxy to shareholders will commence on or about April 28, 2005.
      As of the date of this Proxy Statement, the Board of Directors of the Company and management know of no other matters, other than those described in the Notice of Annual Meeting and this Proxy Statement, that are to come before the meeting. If any other matters are properly presented at the meeting and call for a vote of shareholders, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment, subject to applicable federal securities rules.
      The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by the use of the mails, certain directors, officers and employees of the Company may solicit proxies by telephone, telecopier, telegram or personal contact. The Company has also requested brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of stock of the Company and will reimburse them for their reasonable out-of-pocket expenses in so forwarding such materials.
      The address of the principal executive office of the Company is 7401 Boone Avenue North, Brooklyn Park, Minnesota 55428, and the Company’s telephone number is 763-391-4000.
Required Vote
      The common stock of the Company is the only authorized and issued voting security of the Company. At the close of business on April 4, 2005, there were 38,895,464 shares of common stock of the Company issued and outstanding, each of which is entitled to one vote.

Quorum
      The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes will be counted as present for purposes of determining the existence of a quorum.

Vote Required
      The affirmative vote of a plurality of the shares of common stock present in person or by proxy at the meeting and entitled to vote is required for the election to the Board of Directors of each of the nominees for director. Shareholders do not have the right to cumulate their votes in the election of directors.

      The affirmative vote of the holders of the greater of (1) a majority of the shares of common stock present in person or by proxy at the meeting and entitled to vote or (2) a majority of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the meeting is required for approval of each other proposal presented in this proxy statement. A shareholder who abstains with respect to a proposal will have the effect of casting a negative vote on that proposal. A shareholder who does not vote in person or by proxy on a proposal (including a broker non-vote) is not deemed to be present in person or by proxy for the purpose of determining whether a proposal has been approved.
SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT
      The following table sets forth, as of April 4, 2005, except as otherwise noted, the beneficial ownership of the common stock by (1) each person known by the Company to beneficially hold more than 5% of the outstanding common stock, (2) each director or nominee for director of the Company, (3) each officer of the Company named in the Summary Compensation Table on page 24, and (4) all executive officers and directors of the Company as a group. Except as otherwise noted, the listed beneficial owner has sole voting and investment power with respect to the listed shares.

	Amount and Nature of		Percentage of
Name and Address of Beneficial Owner	Beneficial Ownership		Outstanding Shares

Peninsula Investment Partners, L.P.	18,344,655.0	(1)	43.9%
404 B East Main Street Charlottesville, VA 22902

Quaker Capital Management Corporation	6,271,063.0	(2)	15.7
401 Wood Street Suite 1300 Pittsburgh, PA 15222

Trafelet & Company, LLC	2,464,800.0	(3)	6.3
900 Third Avenue, 5th Floor New York, NY 10022

R. Ted Weschler	18,344,655.0	(1)	43.9

Joel N. Waller	1,656,704.3	(4)	4.2
7401 Boone Avenue North Brooklyn Park, MN 55428

David L. Rogers and Diane Rogers	1,423,162.5	(5)	3.6
7401 Boone Avenue North Brooklyn Park, MN 55428

Peter G. Michielutti	196,000.0	(6)	*
Steven R. Waller	75,253.3	(7)	*
Arthur J. Padovese	67,000.0	(8)	*
Brian R. Bootay	58,354.5	(9)	*
William F. Farley	27,000.0	(10)	*
Michael T. Cowhig	20,000.0	(11)	*
Peter V. Handal	0.0		*
Bradley K. Johnson	13,850.0	(12)	*
Michael J. McCoy	12,500.0	(13)	*
Michael M. Searles	0.0		*
All executive officers, directors and director nominees as a group (17 persons)	22,181,762.6	(14)	51.3

*	Represents less than 1%.

(1)	Peninsula Investment Partners, L.P. (“PIP”) and Peninsula Capital Advisors, LLC (“PCA”) have shared power to vote all such shares and shared power to dispose of all such shares. Mr. R. Ted Weschler is the sole managing member of PCA and is responsible for making investment decisions with respect to PCA and PIP. The information relating to the beneficial ownership of PIP and PCA is derived from a Schedule 13D, dated July 2, 2004, filed by PIP and PCA with the Securities and

Exchange Commission (the “SEC”). Includes 1,428,571 shares that may be acquired upon the exercise of a warrant to subscribe for and purchase shares of the Company’s common stock that was issued to PIP on April 25, 2004 and 1,428,571 shares that may be acquired upon the exercise of a warrant to subscribe for and purchase shares of the Company’s common stock that was issued to PIP on July 2, 2004.

(2)	Quaker Capital Management Corporation (“Quaker”), in its capacity as investment advisor, may be deemed to be the beneficial owner of 6,271,063 shares of the common stock of the Company which are owned by various investment advisory clients of Quaker in accounts over which Quaker has discretionary authority. No client of Quaker is known to own more than 5% of the class. The information relating to the beneficial ownership of Quaker is derived from a Schedule 13G, dated July 2, 2004, filed by Quaker with the SEC. Includes 571,429 shares that may be acquired upon the exercise of warrants to subscribe for and purchase shares of the Company’s common stock that were issued to Quaker on April 25, 2004 and 571,429 shares that may be acquired upon the exercise of warrants to subscribe for and purchase shares of the Company’s common stock that were issued to Quaker on July 2, 2004.

(3)	Trafelet & Company, LLC and Remy W. Trafelet have shared voting power to vote all such shares and shared power to dispose of all such shares. The information relating to the beneficial ownership of Trafelet & Company, LLC and Remy W. Trafelet is derived from a Schedule 13G, dated December 31, 2004, filed by Trafelet & Company, LLC and Remy W. Trafelet.

(4)	Includes 150,000 shares of common stock owned by the Waller Family Limited Partnership, of which Mr. Waller is a general partner, and 1,500 shares of common stock owned by Mr. Waller’s spouse. Mr. Waller disclaims beneficial ownership of the shares owned by his spouse. Also includes options to purchase 511,500 shares of common stock which are exercisable within 60 days of the record date.

(5)	Includes 911,662.5 shares of common stock owned jointly by Mr. Rogers and his spouse and includes options to purchase 511,500 shares of common stock which are exercisable within 60 days of the record date.

(6)	Includes options to purchase 138,000 shares of common stock which are exercisable within 60 days of the record date.

(7)	Includes options to purchase 45,225 shares of common stock which are exercisable within 60 days of the record date.

(8)	Includes options to purchase 48,000 shares of common stock which are exercisable within 60 days of the record date.

(9)	Includes options to purchase 39,000 shares of common stock which are exercisable within 60 days of the record date.

(10)	Includes options to purchase 12,000 shares of common stock which are exercisable within 60 days of the record date.

(11)	Includes options to purchase 15,000 shares of common stock which are exercisable within 60 days of the record date.

(12)	Includes options to purchase 13,200 shares of common stock which are exercisable within 60 days of the record date.

(13)	Includes options to purchase 10,500 shares of common stock which are exercisable within 60 days of the record date.

(14)	Includes options to purchase 1,468,175 shares of common stock which are exercisable within 60 days of the record date. Also includes warrants to purchase 2,857,142 shares of common stock which are exercisable within 60 days of the record date that are beneficially owned by Mr. Weschler. Also includes 150,000 shares of common stock owned by a partnership, of which Mr. Waller is a general partner, and 1,500 shares of common stock owned by Mr. Waller’s wife.

PROPOSAL NUMBER ONE
ELECTION OF DIRECTORS
      Pursuant to the Amended and Restated Articles of Incorporation and the Restated By-Laws of the Company, directors are elected for staggered terms of three years, with approximately one-third of the directors to be elected each year. There are currently three Class III directors whose terms expire at the Annual Meeting.
      At the Annual Meeting, the shareholders will be asked to elect two Class III directors so that the total number of directors after the Annual Meeting will be eight. The Governance and Nominating Committee of the Board of Directors recommended each of the nominees, and the Board has nominated Bradley K. Johnson and Michael M. Searles as nominees for election to serve three-year terms ending at the time of the 2008 Annual Meeting of Shareholders or until such nominee’s successor is elected and qualified. Mr. Johnson and Mr. Searles are currently serving as directors of the Company. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect the two nominees named below to constitute the Class III members of the Board. Joel N. Waller’s term as a Class III director expires at the Annual Meeting and he is not standing for election for another term.
      Each nominee has indicated a willingness to serve as a director. In case either nominee is not a candidate at the Annual Meeting, the proxies named in the enclosed form of proxy intend to vote in favor of the other nominee and to vote for any substitute nominee recommended by the Governance and Nominating Committee. Information as of April 4, 2005, regarding each nominee for election as a Class III director and for each director whose current term of office will continue after the Annual Meeting is set forth below.

	Name	Age	Director Since

Class I:	Peter V. Handal	62	April 2005
	William F. Farley	61	March 2003
	Michael J. McCoy	58	June 2003
Class II:	Michael T. Cowhig	58	November 2002
	David L. Rogers	62	May 1996
	R. Ted Weschler	43	June 2004
Class III:	Bradley K. Johnson	48	January 2003
	Michael M. Searles	56	December 2004
Nominees for Election for Terms Expiring in 2008 (Class III Directors):
      Bradley K. Johnson has served as Chief Administrative Officer and Chief Financial Officer of Recreation Equipment, Inc. (REI), a multi-channel retailer of specialty outdoor gear, since July 2004. He served as Chief Financial Officer of REI from April 2001 to June 2004. Mr. Johnson served as Chief Financial Officer of Cornerstone Brands Inc., a direct marketer of apparel and home products, from 1999 to 2000. Mr. Johnson served as Chief Administrative Officer and Chief Financial Officer of Land’s End Inc., a leading apparel and home products direct marketer, from 1996 to 1999. Mr. Johnson served as Vice President, Operations and Distribution of Wilsons Leather from 1995 to 1996, and Vice President, Property Management from 1993 to 1995, and Chief Financial Officer from 1990 to 1993.
      Michael M. Searles has served as Chief Executive Officer of Wilsons Leather since December 2004 and Chairman of the Board since February 2005. Prior to joining Wilsons Leather, Mr. Searles had been in private retail consulting from 2002 to November 2004. He served as Chairman of the Board and Chief Executive Officer of Factory 2-U Stores, Inc., an off-price apparel and home products retailer, from 1998 to 2002. Factory 2-U Stores, Inc. filed for Chapter 11 bankruptcy in January 2004. Mr. Searles served in various positions at Montgomery Ward, a full-line department store chain, from 1996 to 1997, most recently as President, Merchandising and Marketing. Mr. Searles was President of Women’s Specialty Retail Group (now Casual Corner Group), then a division of United States Shoe Corporation, a manufacturing and retail apparel and footwear company, from 1993 to 1995. Mr. Searles also served as President of Kids “R” Us, a leading retailer of toys, baby products and children’s apparel, from 1984 to 1993.
Directors Whose Terms Expire in 2006 (Class I Directors):
      William F. Farley has served as Founder and Chief Executive Officer of Livingston Capital, a private investment firm, since January 2003. Mr. Farley served as Chairman and Chief Executive Officer of Science, Inc., a medical device company, from October 2000 to December 2002. Mr. Farley served as Chairman and Chief Executive Officer of Kinnard Investments, Inc. (now Miller Johnson Steichen Kinnard), an investment securities firm, from 1997 to 2000. Mr. Farley served as Vice Chairman of First Bank Systems (now US Bancorp), a financial services holding company, from 1990 to 1996. Mr. Farley is a director of Harte-Hanks, Inc.
      Peter V. Handal has served in various executive positions with Dale Carnegie & Associates, Inc., a private international training company, serving as President and Chief Executive Officer since January 2000. Mr. Handal also served as Chief Operating Officer from 1999 to 2000. Mr. Handal has served as President of COWI International Group, a private management consulting firm since 1990; Chief Executive Officer of J4P Associates, a private real estate firm, since 1984; and President of Victor B. Handal & Bro., Inc., a private real estate management company, since 1975. Mr. Handal served as a director of Factory 2-U Stores, Inc. from 1997 to August 2004. Factory 2-U Stores, Inc. filed for Chapter 11 bankruptcy in January 2004.
      Michael J. McCoy has served in various executive positions with Hormel Foods Corporation, a multi-national branded foods and meat products manufacturer and marketer, serving as Executive Vice President and Chief Financial Officer since May 2001. Mr. McCoy also served as Senior Vice President and Chief Financial Officer from 2000 to 2001, Vice President and Controller from 1998 to 2000, Vice President and Treasurer from 1997 to 1998, Treasurer from 1996 to 1997, and Assistant Treasurer from 1994 to 1996. Mr. McCoy served as Vice President and Treasurer of FDL Foods, a meat processing operation, from 1982 to 1994. Mr. McCoy is a director of Hormel Foods Corporation.
Directors Whose Terms Expire in 2007 (Class II Directors):
      Michael T. Cowhig has served in various executive positions with The Gillette Company, a global consumer products marketer of personal care and personal use products, serving as President, Global Technical and Manufacturing Operations since January 2004. Mr. Cowhig also served The Gillette Company as Senior Vice President, Global Manufacturing and Technical Operations from 2002 to 2004, and as Senior Vice President, Global Supply Chain and Business Development, from 2000 to 2002, and in other executive manufacturing and operations positions in various business units from 1980 to 2000. Mr. Cowhig is a director of the Newell Rubbermaid Corporation.
      David L. Rogers has served as a private investor and retail consultant since August 2004. Mr. Rogers served as President and Chief Operating Officer of Wilsons Leather from April 1992 to August 2004. In 1988, Mr. Rogers joined Wilsons Leather as Executive Vice President and Chief Operating Officer when Bermans The Leather Experts, Inc., a specialty leather retailer, was acquired by Wilsons Leather, and he served in such capacity until April 1992. Mr. Rogers served as Chief Operating Officer of Bermans The Leather Experts, Inc., from 1983 to 1988 and Chief Financial Officer from 1980 to 1984.
      R. Ted Weschler has served as Managing Partner of Peninsula Capital Advisors, LLC, a private investment firm, since January 2000. Mr. Weschler served as founding executive officer of Quad-C, Inc., an investment firm, from November 1989 to December 1999. Mr. Weschler served as Assistant to the Vice Chairman of W.R. Grace & Co., a premier specialty chemicals and materials company, from 1987 to 1989, and Assistant to the Chairman of the Board & CEO from 1985 to 1987, and in various positions in Corporate Development from 1983 to 1985. Mr. Weschler is a director of WSFS Financial Corporation, Virginia National Bank, and First Avenue Networks, Inc.

Board Matters and Meeting Attendance
      The Board of Directors has determined that each of Michael T. Cowhig, William F. Farley, Peter V. Handal, Bradley K. Johnson, Michael J. McCoy and R. Ted Weschler is an independent director as that term is defined in the listing standards of The NASDAQ Stock Market (the “Independent Directors”). The Independent Directors constitute a majority of the Board of Directors of the Company.
      The Board of Directors met 21 times during the fiscal year ended January 29, 2005 (“fiscal year 2004”). Each director attended more than 75% of the meetings of the Board of Directors and Board committees on which he served during the time period in which he was a director during such fiscal year.
      The Company has a policy to encourage attendance by its directors at annual shareholders meetings. Most of the Company’s directors have historically attended those meetings, and all of the Company’s directors who were then serving as directors attended the annual shareholders meeting in June 2004.
Committees of the Board of Directors
      The Board of Directors has an Audit Committee, Compensation Committee and Governance and Nominating Committee. The members of each of these committees are appointed by the full Board.

Audit Committee
      The Audit Committee consists of Messrs. McCoy (Chair), Farley and Johnson. All members of the Audit Committee are “independent” as that term is defined in the applicable listing standards of The NASDAQ Stock Market and regulations of the SEC, and all members are financially literate as required by the applicable listing standards of The NASDAQ Stock Market. In addition, the Board of Directors has determined that Mr. McCoy has the financial experience required by the applicable listing standards of The NASDAQ Stock Market and is an “audit committee financial expert” as defined by applicable regulations of the SEC.
      The Audit Committee reviews accounting and auditing principles and procedures of the Company with a view toward providing for adequate internal controls and reliable financial records. To this end, it oversees the Company’s financial reporting process by, among other things, reviewing and reassessing the Audit Committee Charter annually, reviewing with the independent registered public accounting firm the Company’s financial reporting and controls regarding accounting, overseeing the independence of the Company’s auditors, and selecting and appointing the independent registered public accounting firm. The responsibilities of the Audit Committee are set forth in the Audit Committee Charter, a copy of which is available on the Company’s web site at www.wilsonsleather.com. The committee periodically reviews the Audit Committee Charter in light of SEC regulations and listing standards of The NASDAQ Stock Market. In connection with its annual review of the Audit Committee Charter, the Audit Committee recommended, and the Board approved, minor modifications to the charter, which are reflected in the copy on the Company’s web site. The Audit Committee met seven times during fiscal year 2004 and took written action in lieu of a meeting once.

Compensation Committee
      The Compensation Committee consists of Messrs. Cowhig (Chair), McCoy and Weschler. The Board expects to appoint Mr. Handal as a member of the Compensation Committee around the time of the Annual Meeting. All members of the Compensation Committee are “independent” as that term is defined in the applicable listing standards of The NASDAQ Stock Market. The Compensation Committee determines the compensation of the Chief Executive Officer and all other executive officers and establishes executive compensation strategy and assures that all executive officers of the Company are compensated effectively in a manner consistent with such strategy, internal equity considerations, competitive practices, and the requirements of regulatory agencies. The Compensation Committee also administers the Company’s stock-based incentive plans and approves grants to executive officers made in connection therewith. The responsibilities of the Compensation Committee are set forth in the Compensation Committee Charter, a copy of which is available on the Company’s web site at www.wilsonsleather.com. The committee periodically reviews the

Compensation Committee Charter in light of SEC regulations and listing standards of The NASDAQ Stock Market. In connection with its annual review of the Compensation Committee Charter, the Compensation Committee recommended, and the Board approved, minor modifications to the charter, which are reflected in the copy on the Company’s website. The Compensation Committee met six times during fiscal year 2004 and took written action in lieu of a meeting seven times.

Governance and Nominating Committee
      The Governance and Nominating Committee consists of Messrs. Johnson (Chair), Cowhig, Farley and Weschler. All members of the Governance and Nominating Committee are “independent” as defined by the applicable listing standards of The NASDAQ Stock Market. The purpose of the Governance and Nominating Committee includes recommending corporate governance principles and business conduct guidelines to the Board. The Committee also considers the qualifications of, and recommends, each candidate and incumbent for election as a director of the Company and nominates candidates to fill Board vacancies. The responsibilities of the Governance and Nominating Committee are set forth in the Governance and Nominating Committee Charter, a copy of which is available on the Company’s web site at www.wilsonsleather.com. The committee periodically reviews the Governance and Nominating Committee Charter in light of SEC regulations and listing standards of The NASDAQ Stock Market. The Governance and Nominating Committee met five times during fiscal year 2004 and took written action in lieu of a meeting once.
Shareholder Communication with the Board of Directors
      The Board provides a process for shareholders to send communications to the Board or any of the directors. Shareholders may send written communications to the Board or any of the directors c/o Director of Legal Services, Wilsons The Leather Experts Inc., 7401 Boone Avenue North, Brooklyn Park, Minnesota 55428. All communications will be compiled by the Director of Legal Services and submitted to the Board or the individual directors on a periodic basis.
Nominations for the Board of Directors
      The Governance and Nominating Committee reviews nominees for directors and recommends to the Board those nominees whose attributes it believes would be most beneficial to the Company. This assessment includes such issues as experience, integrity, competence, diversity, skills, and dedication in the context of the needs of the Board in addition to other factors the Committee deems appropriate based on the current needs and desires of the Board.
      The Governance and Nominating Committee will consider director candidates recommended by shareholders in the same manner that it considers all director candidates. If a shareholder wishes to nominate a director other than a person nominated by or on behalf of the Board, he or she must comply with certain procedures, including procedures set out in the Company’s Restated By-Laws. Shareholders who wish to suggest qualified candidates to the Governance and Nominating Committee should write to the Assistant Secretary of the Company at 7401 Boone Avenue North, Brooklyn Park, Minnesota 55428, stating in detail the candidate’s qualifications for consideration by the Committee, together with the written consent of such person to being named in the proxy statement and to serve as a director and all other information required by the Restated By-Laws. Shareholder recommendations of nominees to be considered by the Committee for the election of directors at the 2006 Annual Meeting of Shareholders and included in the Company’s Proxy Statement and form of proxy for such meeting must be received by December 29, 2005. Shareholder recommendations of nominees intended to be presented at the 2006 Annual Meeting of Shareholders but not intended to be considered by the Committee or included in the Company’s Proxy Statement and form of proxy must be received by March 4, 2006. For more information regarding the submission of shareholder recommendations, please refer to “Additional Matters — Deadline for Submission of Shareholders’ Proposals.”
      Bradley K. Johnson was identified as a potential director nominee by Joel N. Waller, who was then serving as the Company’s Chairman and Chief Executive Officer, and David L. Rogers, who was then serving as the Company’s President and Chief Operating Officer. Mr. Johnson was known to several people at the Company because of his prior service as the Company’s Chief Financial Officer. Although Mr. Johnson was elected prior to the time the Company established its Governance and Nominating Committee, he met with independent directors of the Company individually prior to the Board nominating him for election as a director. Michael M. Searles was identified as a potential Chief Executive Officer in connection with a search conducted by a third-party executive search firm at the request of the Governance and Nominating Committee. The Governance and Nominating Committee recommended Mr. Searles to the Board for election as a director. The Company paid the search firm to help the Company identify potential candidates to serve as Chief Executive Officer and a member of the Board, evaluate the potential nominees and perform background checks of the potential nominees.
Director Compensation
      Each member of the Board who is not an officer or employee or former officer or employee of the Company received an annual cash retainer in fiscal year 2004 of $25,000 and a payment of $1,500 for each meeting of the Board or meeting of a Board committee that such member attended during the last fiscal year (except that Mr. Weschler waived payment of all directors fees). In addition, each committee chair received an additional annual retainer of $5,000. Also, for the fiscal year ending January 29, 2005, Mr. Farley received an additional payment of $10,000 for his service as lead director. Board members who incur reasonable and customary travel expenses to attend the Company’s board meetings are reimbursed for such travel expenses.
      In March 2004, the Company granted options for 6,000 shares of common stock at an exercise price of $2.90 per share to each of Michael T. Cowhig, William F. Farley, Bradley K. Johnson and Michael J. McCoy, and also to Lyle Berman, who resigned as a director on April 21, 2005. Such options were originally granted with a vesting schedule that provided for the options to vest cumulatively on a prorated basis on each of the first, second and third anniversaries of the date of grant if the optionee continued as a director; however, vesting was accelerated in full upon the Fundamental Change (as defined in Proposal Number Two — Summary of the Amendment and Restatement — Acceleration of Awards, Lapse of Restriction).
      Beginning on the date of the Annual Meeting, director compensation will remain the same, except that one-half of the $25,000 annual retainer will be payable in cash and one-half of the retainer will be payable in shares of the Company’s stock at the end of the twelve-month period, based on the fair market value of the stock on the day immediately preceding the next annual meeting of shareholders. In addition, the additional annual retainer for the audit committee chair will increase to $10,000. The meeting fee payments will also be revised to provide that fees for telephonic meetings of one hour or less in duration will be $500 and fees for telephonic meetings in excess of one hour will be the same as for meetings in person. Members of the Board are also eligible to receive grants of stock options under the Company’s stock-based incentive plan and it is expected that the Compensation Committee, in lieu of annual options for directors, will grant options for 30,000 shares of common stock to directors following the Annual Meeting and options for 30,000 shares of common stock to new directors if Proposal Number Two is approved, which would amend and restate the Company’s 2000 Long Term Incentive Plan. After such grants, it is presently anticipated that future option grants to the same directors would not be made for approximately five years.
Voting Recommendation
      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ALL CLASS III NOMINEES LISTED ABOVE.

PROPOSAL NUMBER TWO
APPROVAL OF THE AMENDMENT AND RESTATEMENT
OF THE 2000 LONG TERM INCENTIVE PLAN
Introduction
      The Company’s Board of Directors authorized the adoption of the Wilsons The Leather Experts Inc. 2000 Long Term Incentive Plan (the “2000 Plan”) effective as of March 23, 2000, and the shareholders approved the 2000 Plan on May 18, 2000. The 2000 Plan, as originally approved, authorized the issuance of up to 1,250,000 shares of the Company’s common stock pursuant to awards under the 2000 Plan. On June 11, 2003, the Company’s shareholders approved an amendment to the 2000 Plan that increased the aggregate number of shares of the Company’s common stock authorized for issuance pursuant to the 2000 Plan by 750,000, from a total of 1,250,000 to a total of 2,000,000. The 2000 Plan was also amended by the Board of Directors by amendments dated August 24, 2000, March 21, 2002, and September 18, 2003, none of which amendments increased the number of shares of the Company’s common stock authorized for issuance pursuant to awards under the 2000 Plan beyond the 2,000,000 authorized by the Company’s shareholders.
      The Company’s Compensation Committee and Board of Directors believe that stock-based compensation programs are a key element in the Company’s achieving financial and operational success. The Company’s compensation programs have been designed to motivate key personnel to produce a superior shareholder return.
      As of April 4, 2005, awards (net of canceled or expired awards) for an aggregate of approximately 1,534,870 shares of the Company’s common stock have been granted under the 2000 Plan, and only 465,130 shares (plus any shares that might in the future be returned to the 2000 Plan as a result of cancellation or expiration of awards) remained available for future grants under the Plan. Options granted under the 2000 Plan to purchase approximately 1,297,625 shares of the Company’s common stock remained outstanding on April 4, 2005, of which options for 297,000 shares expiring on May 1, 2005, are not expected to be exercised because of their exercise price. If those options for 297,000 shares are not exercised by May 1, 2005, they will expire and awards covering an additional 297,000 shares will be available for issuance under the 2000 Plan.
      In addition to the 2000 Plan, the Company has issued stock-based compensation awards under its 1996 Stock Option Plan and its 1998 Stock Option Plan (together with the 1996 Stock Option Plan, the “Option Plans”). As of April 4, 2005, 1,282,934 and 595,326 shares of Company common stock (net of canceled or expired awards) have been issued or are reserved for issuance pursuant to outstanding awards under the 1996 Stock Option Plan and the 1998 Stock Option Plan, respectively, and 217,066 shares (which would increase to 365,566 if, as expected, options for 148,500 outstanding shares expiring on May 1, 2005, are not exercised by that date) and 154,674 shares remain available for awards under the 1996 Stock Option Plan and 1998 Stock Option Plan, respectively. Awards of options to executive officers and directors are not permitted under the 1998 Plan. If the amendment to the 2000 Plan is approved by the shareholders, the Company’s Compensation Committee does not intend to make additional awards under the Option Plans. Grants and awards heretofore made under the Option Plans will be governed by such plans.
      The 2000 Plan has been designed to meet the requirements of Section 162(m) of the Internal Revenue Code (the “Code”) regarding deductibility of executive compensation for grants of options, stock appreciation rights, performance shares and performance-based restricted stock. The basic features of the 2000 Plan, including the proposed amendment and restatement of the 2000 Plan, are summarized below.
Proposed Amendment and Restatement of 2000 Plan
      On February 21, 2005, the Board of Directors approved the Amended and Restated 2000 Long Term Incentive Plan (the “Amendment and Restatement”), subject to obtaining shareholder approval.
      If the shareholders fail to approve this proposal, the 2000 Plan, as previously amended, will remain in effect as it existed immediately prior to the proposed Amendment and Restatement. In that case, the

Company would be limited to issuing no more than 2,000,000 shares of the Company’s common stock pursuant to awards made under the 2000 Plan (including outstanding awards that are not canceled and do not expire).
Awards and Grants
      All awards granted under the 2000 Plan have been in the form of non-qualified options to purchase common stock or restricted stock. Future awards to the Company’s executive officers and other employees are discretionary. At this time, therefore, the future benefits that may be received by the Company’s executive officers and other employees if the Company’s shareholders approve the Amendment and Restatement cannot be determined.
Market Price of Common Stock
      The closing market price of the Company’s common stock as of April 4, 2005, was $4.60 per share.
Summary of the Amendment and Restatement
      The full text of the Amendment and Restatement is attached as an appendix to the proxy statement as filed electronically with the SEC, which is available on the SEC’s web site at www.sec.gov and under “SEC Filings” on the Company’s web site at www.wilsonsleather.com. Reference is made to the electronically filed proxy statement for a complete statement of the terms of the Amendment and Restatement. The following summary description of the 2000 Plan as amended and restated in the Amendment and Restatement is qualified by reference to the Amendment and Restatement.
      The Amendment and Restatement increases the number of shares that may be issued pursuant to the 2000 Plan from 2,000,000 to 4,200,000 but provides that all awards granted under the 2000 Plan after February 21, 2005, other than options, stock appreciation rights and unrestricted shares, decrease availability by two shares for each share so granted. The purpose of this amendment is to ensure that the Company has flexibility to meet its foreseeable future needs for grants of incentive awards. The Compensation Committee presently anticipates that options for in excess of 2,000,000 shares will be issued immediately after shareholder approval of the Amendment and Restatement to officers and key employees whom it presently anticipates will not receive additional options or other awards under the 2000 Plan for approximately five years.
      The Amendment and Restatement would also amend the 2000 Plan to (a) increase the combined number of options and stock appreciation rights that may be granted to an individual participant in any one fiscal year from 350,000 to 800,000, (b) increase the minimum price at which a stock appreciation right can be exercised to 100% of the fair market value of the Company’s common stock on the date of grant, (c) decrease from ten to five the maximum number of years that an option granted after February 21, 2005, may be outstanding, (d) narrow the definition of a change in control the occurrence of which would accelerate the vesting of options, (e) preclude a participant’s exercise of options at any time after a termination of the participant’s employment for cause unless the Compensation Committee otherwise provides, (f) expand the performance criteria that may be used by the Compensation Committee for performance shares and performance-based restricted stock, (g) eliminate the right of the Compensation Committee to grant “reload options” which previously would have authorized the Compensation Committee to grant options that would permit the holder of an option to obtain new options for the Company’s stock in replacement of stock surrendered to pay the exercise price of the outstanding option or tax withholding resulting from the exercise of the option, and (h) establish an expiration date of February 21, 2015, for grants of awards under the 2000 Plan.

Purpose
      The purpose of the 2000 Plan is to motivate key personnel to produce a superior return to the shareholders of the Company by offering such individuals an opportunity to realize stock appreciation, by facilitating stock ownership, and by rewarding them for achieving a high level of corporate performance. The 2000 Plan also is intended to facilitate recruiting and retaining key personnel of outstanding ability.

Administration
      The 2000 Plan is administered by the Compensation Committee (the “Committee”) of the Board of Directors, which consists of two or more directors who are “non-employee directors” within the meaning of Rule 16b-3 (“Exchange Act Rule 16b-3”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All members of the Compensation Committee are “non-employee directors” for purposes of Exchange Act Rule 16b-3 and “outside directors” for purposes of Section 162(m) of the Code. The Committee has the power to make awards under the 2000 Plan, to determine when and to whom awards will be granted, and to fix the form, amount, and other terms and conditions of each award, subject to the provisions of the 2000 Plan. The Committee has the authority to interpret the 2000 Plan and any award or agreement made under the 2000 Plan, to establish, amend, waive and rescind any rules and regulations relating to the administration of the 2000 Plan, to determine the terms and provisions of any agreements entered into under the 2000 Plan (not inconsistent with the 2000 Plan), and to make all other determinations necessary or advisable for the administration of the 2000 Plan. The Committee may delegate all or part of its responsibilities under the 2000 Plan to officers of the Company or other persons who are not “non-employee directors” within the meaning of Exchange Act Rule 16b-3 for purposes of determining and administering awards solely to employees who are not then subject to the reporting requirements of Section 16 of the Exchange Act. Any officer to whom the Committee delegates all or part of its authority under the 2000 Plan may, in turn, delegate such authority to such other officer of the Company as the officer delegating such authority may determine.

Eligibility and Number of Shares
      All employees of the Company and its affiliates are eligible to receive awards under the 2000 Plan at the discretion of the Committee. Awards other than incentive stock options (see “Types of Awards” below) also may be awarded by the Committee to any member of the Board of Directors or other individual who is not an employee of the Company or its affiliates but who provides services to the Company or its affiliates as a consultant or advisor. As of April 4, 2005, the Company and its affiliates had approximately 3,500 full- and part-time employees.
      As of April 21, 2005, the total number of shares of Company common stock available for distribution under the 2000 Plan was 2,000,000 (subject to adjustment for future stock splits, stock dividends and similar changes in the capitalization of the Company). If the proposed Amendment and Restatement is approved by the shareholders, the total number of shares available for distribution under the 2000 Plan will be 4,200,000, an increase of 2,200,000. However, if the Amendment and Restatement is approved by the shareholders, all awards granted under the 2000 Plan after February 21, 2005, other than options, stock appreciation rights and unrestricted shares will decrease availability by two shares for each share so granted.
      No participant may receive any combination of options and stock appreciation rights relating to more than 800,000 shares in the aggregate in any fiscal year under the 2000 Plan if the Amendment and Restatement is approved by the shareholders. No participant may receive performance shares relating to more than 200,000 shares (or cash equivalents) pursuant to awards in any fiscal year under the 2000 Plan. No participant may receive more than 200,000 shares of restricted stock subject to performance conditions or be entitled to have restrictions lapse with respect to more than 200,000 shares of restricted stock subject to performance conditions in any fiscal year under the 2000 Plan. No more than 600,000 shares subject to the 2000 Plan may be granted in the aggregate pursuant to restricted stock (if vesting is based on a period of time without regard to the attainment of specified performance conditions) and other stock-based awards (awards of, or based on, stock other than options, stock appreciation rights, restricted stock or performance shares).
      The 2000 Plan provides that all awards are to be evidenced by written agreements containing the terms and conditions of the awards. Such agreements are subject to amendment, including unilateral amendment by the Company (with the approval of the Committee), provided that no amendment that is deemed by the Committee to be materially adverse to the participant may be made unilaterally unless it is required by law. Any shares of Company common stock subject to an award under the 2000 Plan which are not used because the award expires without all shares subject thereto having been issued or because the terms and conditions of the award are not met may again be used for an award under the 2000 Plan. Any shares that are the subject of awards which are subsequently forfeited to the Company under the restrictions applicable to such award also may again be used for an award under the 2000 Plan. Moreover, if a participant exercises a stock appreciation right, any shares covered by the stock appreciation right in excess of the number of shares issued (or, in the case of a settlement in cash or any other form of property, in excess of the number of shares equal in value to the amount of such settlement, based on the Fair Market Value, as defined in the 2000 Plan, of such shares on the date of such exercise) may again be used for an award under the 2000 Plan. If, in accordance with the 2000 Plan, a participant uses shares to pay a purchase or exercise price, including an option exercise price, or to satisfy tax withholdings, such shares may again be used for an award under the 2000 Plan.

Types of Awards
      The types of awards that may be granted under the 2000 Plan include incentive and nonqualified stock options, stock appreciation rights, restricted stock, performance shares and other stock-based awards (awards of, or based on, stock other than options, stock appreciation rights, restricted stock or performance shares). Subject to certain restrictions applicable to incentive stock options, awards will be exercisable by the recipients at such times as are determined by the Committee, but in no event may the term of any future award be longer than five years after the date of grant if the Amendment and Restatement is approved by the shareholders.
      In addition to the general characteristics of all of the awards described in this Proxy Statement, the basic characteristics of awards that may be granted under the 2000 Plan are as follows:
      Incentive and Nonqualified Stock Options. Both incentive and nonqualified stock options may be granted to recipients at such exercise prices as the Committee may determine, but such exercise price shall not be less than 100% of Fair Market Value as of the date the option is granted. Except for adjustments for changes in the Company’s capitalization, the exercise price of outstanding options cannot be reduced, whether through amendment, exchange of options, or other means, without shareholder approval of the reduction. If the Amendment and Restatement is approved by the shareholders, stock options may be granted and exercised at such times, not later than five years after the date of grant with respect to grants after February 21, 2005, as the Committee may determine, except that, unless applicable federal tax laws are modified: the aggregate Fair Market Value of the shares of Company common stock with respect to which incentive stock options may first become exercisable in any calendar year for any employee may not exceed $100,000 under the 2000 Plan or any other plan of the Company. Additional restrictions apply to an incentive stock option granted to an individual who beneficially owns more than 10% of the combined voting power of all classes of stock of the Company.
      The purchase price payable upon exercise of options may be paid in cash, or, if the Committee permits, by reducing the number of shares delivered to the participant or by delivering stock already owned by the participant (where the Fair Market Value of the shares withheld or delivered to the participant on the date of exercise is equal to the option price of the stock being purchased), or in a combination of cash and such stock, unless otherwise provided in the related agreement. To the extent permitted by law, participants may simultaneously exercise options and sell the stock purchased upon such exercise under brokerage or similar relationships and use the sale proceeds to pay the purchase price.
      Stock Appreciation Rights and Performance Shares. The value of a stock appreciation right granted to a recipient is determined by the appreciation in Company common stock, subject to any limitations upon the amount or percentage of total appreciation that the Committee may determine at the time the right is granted. The recipient receives all or a portion of the amount by which the Fair Market Value of a specified number of shares, as of the date the stock appreciation right is exercised, exceeds a price specified by the Committee at the time the right is granted. Unless otherwise provided by the Compensation Committee, payment to a participant who exercises a stock appreciation right may be in cash, stock, or a combination of cash or stock. The agreement for any stock appreciation right that may be paid in cash shall contain additional terms necessary to avoid additional tax to the participant under the Code. The price specified by the Committee must be at least 100% of the Fair Market Value of the specified number of shares of Company common stock to which the right relates, determined as of the date the stock appreciation right is granted, if the Amendment and Restatement is approved by the shareholders. A stock appreciation right may be granted in connection with a previously or contemporaneously granted option, or independent of any option.
      Performance shares entitle the recipient to future payments in amounts determined by the Committee based upon the achievement of specified performance targets during a specified term. With respect to recipients who are “covered employees” under Section 162(m) of the Code, such performance targets will consist of one or any combination of two or more of the following if the Amendment and Restatement is approved by the shareholders: earnings or earnings per share before income tax (profit before taxes), net earnings or net earnings per share (profit after taxes), inventory, total, or net operating asset turnover, operating income, total shareholder return, return on equity, return on net assets, pre-tax and pre-interest expense return on average invested capital, which may be expressed on a current value basis, or sales growth, and any such targets may relate to one or any combination of two or more of corporate, group, unit, division, affiliate or individual performance and may be measured in absolute terms or relative to a designated peer group or index of comparable companies. The value in dollars is determined when the award is earned based on the Fair Market Value of a share on the last day of the performance period.
      Payments with respect to stock appreciation rights and performance shares may be paid in cash, shares of Company common stock, or a combination of cash and shares as determined by the Committee. The Committee may require or permit participants to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under the 2000 Plan.
      Restricted Stock and Other Stock-Based Awards. Company common stock granted to recipients may contain such restrictions as the Committee may determine, including provisions requiring forfeiture and imposing restrictions upon stock transfer. Awards of restricted stock may, in the discretion of the Committee, provide the participant with dividends and voting rights before vesting. No more than one-third of the shares subject to a time-based restricted stock award may vest in any fiscal year. However, accelerated vesting of restricted stock in whole or in part is permitted if so provided by the Committee upon attainment of annual performance goals or upon changes in control, fundamental changes in the Company or a participant’s death, disability or termination of employment by the Company or a subsidiary without cause. The Committee may also from time to time grant awards of unrestricted stock or other stock-based awards such as awards denominated in stock units, securities convertible into stock and phantom securities. With respect to participants who are “covered employees” under Section 162(m) of the Code, any performance targets relating to the lapse of restrictions on restricted stock will consist of one or any combination of two or more of the following if the Amendment and Restatement is approved by the shareholders: earnings or earnings per share before income tax (profit before taxes), net earnings or net earnings per share (profit after taxes), inventory, total, or net operating asset turnover, operating income, total shareholder return, return on equity, return on net assets, pre-tax and pre-interest expense return on average invested capital, which may be expressed on a current value basis, or sales growth, and any such targets may relate to one or any combination of two or more of corporate, group, unit, division, affiliate or individual performance and may be measured in absolute terms or relative to a designated peer group or index of comparable companies.

Transferability
      During the lifetime of a participant to whom an award is granted, only such participant (or such participant’s legal representative or, if so provided in the applicable agreement in the case of a nonqualified stock option, a permitted transferee as hereafter described) may exercise an option or stock appreciation right or receive payment with respect to performance shares or any other award. No award of restricted stock (before the expiration of the restrictions), options, stock appreciation rights, performance shares, or other award (other than an award of stock without restrictions) may be sold, assigned, transferred, exchanged or otherwise encumbered, and any attempt to do so will not be effective, except that an agreement may provide that: (a) an award may be transferable to a Successor (as defined in the 2000 Plan) in the event of a participant’s death, (b) a nonqualified stock option may be transferable to any member of a participant’s “immediate family” (as such term is defined in Rule 16a-1 (e) under the Exchange Act) or to a trust whose beneficiaries are members of such participant’s “immediate family” or partnerships in which such family members are the only partners, and (c) a non-qualified stock option may be transferable pursuant to a qualified domestic relations order as defined by the Code or Title 1 of the Employee Retirement Income Security Act, provided, in each instance, that the participant receives no consideration for the transfer and such transferred nonqualified stock option will remain subject to the same terms and conditions as were applicable to such option immediately before its transfer.

Acceleration of Awards, Lapse of Restriction
      The Committee may accelerate vesting requirements, performance periods, and the expiration of the applicable term or restrictions, and adjust performance targets and payments, upon such terms and conditions as are set forth in the participant’s agreement, or otherwise in the Committee’s discretion, which may include, without limitation, acceleration resulting from a Fundamental Change (defined as certain dissolutions, liquidations, mergers, consolidations, statutory share exchanges or other similar events involving the Company), or, with respect to performance shares, restricted stock or other stock-based awards, upon a Change in Control (defined as acquisitions of a majority of the voting power of the Company’s shares by a person or group with respect to awards granted on or after February 21, 2005 or at least one-third of the voting power with respect to awards granted prior to February 21, 2005, certain changes in a majority of the Board of Directors and certain mergers and similar transactions) or the participant’s death or disability. Options and stock appreciation rights automatically vest upon the participant’s death or disability, unless otherwise provided in the applicable agreement, or upon the occurrence of a Change in Control. Unless otherwise provided by the Compensation Committee, vested options and stock appreciation rights are exercisable within one year after a participant’s death or disability or three months after any other termination of a participant’s employment with the Company. However, unless otherwise determined by the Compensation Committee, a participant granted options after February 21, 2005, may not exercise options or stock appreciation rights after a participant’s termination by the Company for cause if the Amendment and Restatement is approved by the shareholders.

Duration, Adjustments, Modifications, Terminations
      The 2000 Plan will remain in effect until February 21, 2015, as described below.
      In the event of a Fundamental Change, recapitalizations, stock dividends, stock splits or other relevant changes, the Committee has the discretion to adjust the number and type of shares available for awards or the number and type of shares and amount of cash subject to outstanding awards, the option exercise price of outstanding options and outstanding awards of performance shares and payments with regard thereto. Adjustments in performance targets and payments on performance shares are also permitted upon the occurrence of such events as may be specified in the related agreements, which may include a Change in Control.
      The 2000 Plan also gives the Board the right to amend, modify, terminate or suspend the 2000 Plan, except that amendments to the 2000 Plan are subject to shareholder approval if needed to comply with Exchange Act Rule 16b-3, the incentive stock option provisions of the Code, their successor provisions, or any other applicable law or regulation.
      Under the 2000 Plan, in the event of a Fundamental Change, the Committee may cancel outstanding options and stock appreciation rights in exchange for cash payments to the recipients, or, with respect to options, if the Committee so elects, in exchange for the cash, property or cash and property that a shareholder of the Company receives as a result of such Fundamental Change, reduced by the exercise price.
Federal Tax Considerations
      The Company has been advised by its counsel that awards made under the 2000 Plan generally will result in the following tax events for United States citizens under current United States federal income tax laws.
      Incentive Stock Options. A recipient will realize no taxable income, and the Company will not be entitled to any related deduction, at the time an incentive stock option is granted under the 2000 Plan. If certain statutory employment and holding period conditions are satisfied before the recipient disposes of shares acquired pursuant to the exercise of such an option, then no taxable income will result upon the exercise of such option, and the Company will not be entitled to any deduction in connection with such exercise. Upon disposition of the shares after expiration of the statutory holding periods, any gain or loss realized by a recipient will be a capital gain or loss, long-term or short-term, based upon how long the shares are held. The Company will not be entitled to a deduction with respect to a disposition of the shares by a recipient after the expiration of the statutory holding periods.
      Except in the event of death, if shares acquired by a recipient upon the exercise of an incentive stock option are disposed of by such recipient before the expiration of the statutory holding periods (a “Disqualifying Disposition”), such recipient will be considered to have realized as compensation, taxable as ordinary income in the year of disposition, an amount, not exceeding the gain realized on such disposition, equal to the difference between the exercise price and the Fair Market Value of the shares on the date of exercise of the option. The Company will be entitled to a deduction at the same time and in the same amount as the recipient is deemed to have realized ordinary income. Any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. If the recipient pays the option price with shares that were originally acquired pursuant to the exercise of an incentive stock option and the statutory holding periods for such shares have not been met, the recipient will be treated as having made a Disqualifying Disposition of such shares, and the tax consequence of such Disqualifying Disposition will be as described above.
      The foregoing discussion applies only for regular tax purposes. For alternative minimum tax purposes, an incentive stock option will be treated as if it were a nonqualified stock option, the tax consequences of which are discussed below.
      Nonqualified Stock Options. A recipient will realize no taxable income, and the Company will not be entitled to any related deduction, at the time a nonqualified stock option is granted under the 2000 Plan. At the time of exercise of a nonqualified stock option, the recipient will realize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the Fair Market Value of the stock on the date of exercise over the option price. Upon disposition of the shares, any additional gain or loss realized by the recipient will be taxed as a capital gain or loss, long-term or short-term, based upon how long the shares are held.
      Stock Appreciation Rights and Performance Shares. Generally: (a) the recipient will not realize income upon the grant of a stock appreciation right or performance share award; (b) the recipient will realize ordinary income, and the Company will be entitled to a corresponding deduction, in the year cash, shares of common stock, or a combination of cash and shares are delivered to the recipient upon exercise of a stock appreciation right or in payment of the performance share award; and (c) the amount of such ordinary income and deduction will be the amount of cash received plus the Fair Market Value of the shares of common stock received on the date of issuance. The federal income tax consequences of a disposition of unrestricted shares received by the recipient upon exercise of a stock appreciation right or in payment of a performance share award are the same as described below with respect to a disposition of unrestricted shares.
      Restricted and Unrestricted Stock. Unless the recipient files an election to be taxed under Section 83(b) of the Code: (a) the recipient will not realize income upon the grant of restricted stock; (b) the recipient will realize ordinary income and the Company will be entitled to a corresponding deduction, on the date the restrictions are removed or expire; and (c) the amount of such ordinary income and deduction will be the Fair Market Value of the restricted stock on the date the restrictions are removed or expire. If the recipient files an election to be taxed under Section 83(b) of the Code, the tax consequences to the recipient and the Company will be determined as of the date of the grant of the restricted stock rather than as of the date of the removal or expiration of the restrictions.
      With respect to awards of unrestricted stock: (a) the recipient will realize ordinary income, and the Company will be entitled to a corresponding deduction, upon the grant of the unrestricted stock, and (b) the amount of such ordinary income and deduction will be the Fair Market Value of such unrestricted stock on the date of grant.

      When the recipient disposes of restricted or unrestricted stock, the difference between the amount received upon such disposition and the Fair Market Value of such shares on the date the recipient realizes ordinary income will be treated as a capital gain or loss, long-term or short-term, based upon how long the shares are held.
Withholding
      The 2000 Plan permits the Company to withhold from awards an amount sufficient to cover any required withholding taxes. In lieu of cash, the Committee may permit a participant to cover withholding obligations through a reduction in the number of shares to be delivered to such participant or by delivery of shares already owned by the participant.
Voting Recommendation
      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2000 LONG TERM INCENTIVE PLAN.

REPORT OF THE AUDIT COMMITTEE
      The Audit Committee of the Company’s Board of Directors is composed of three independent directors. The role of the Company’s Audit Committee is one of oversight of the Company’s management and the Company’s independent registered public accounting firm in regard to the Company’s accounting, financial reporting, internal control and auditing. The Audit Committee also considers and pre-approves any non-audit services provided by the Company’s independent registered public accounting firm to ensure that no prohibited non-audit services are provided by such firm and that the independence of the Company’s independent registered public accounting firm is not compromised. In performing its oversight function, the Audit Committee relied upon advice and information received in its discussions with the Company’s management and the independent registered public accounting firm.
      The Audit Committee has (i) reviewed and discussed the Company’s audited financial statements for the fiscal year ended January 29, 2005, with the Company’s management; (ii) discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, regarding communication with audit committees (Codification of Statements on Auditing Standards, AU §380); and (iii) received the written disclosures and the letter from the Company’s independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with the Company’s independent registered public accounting firm such firm’s independence.
      Based on the review and discussions with management and the Company’s independent registered public accounting firm referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 29, 2005, for filing with the SEC.

AUDIT COMMITTEE

Michael J. McCoy (Chair)
Bradley K. Johnson
William F. Farley
FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees
      The following table presents fees for professional audit services rendered by KPMG LLP (“KPMG”) for the audit of the Company’s annual financial statements for 2003 and 2004, and fees billed for other services rendered by KPMG.

	2003	2004

Audit Fees(1)	$277,000	$524,965
Audit-Related Fees(2)	61,710	150,242
Tax Fees(3)	26,735	17,192
All Other Fees	—	—

Total	$365,445	$692,399

(1)	Audit fees in 2003 and 2004 consisted primarily of the annual audit and quarterly reviews of the Company’s consolidated financial statements and assistance with and review of documents filed with the SEC. Audit fees in 2004 also include services in connection with the attestation of management’s report on internal controls required by Sarbanes-Oxley.

(2)	Audit-related fees in 2003 and 2004 consisted of employee benefit plan audits, airport sales audits and technical accounting research.

(3)	Tax fees in 2003 and 2004 related solely to the preparation of expatriate tax returns for certain employees located overseas.
Pre-Approval of Services
      The Company’s Audit Committee Charter requires that the Audit Committee pre-approve all audit and non-audit services provided by the Company’s independent registered public accounting firm and consider whether the provision of these non-audit services by such firm is compatible with maintaining the independence of the Company’s independent registered public accounting firm, prior to engagement for such services. The Audit Committee pre-approved 100% of such services for 2003 and 2004. The Audit Committee has delegated pre-approval authority to its Chair when expedition of services is necessary. The Chair is required to report any decisions to pre-approve such services to the full Audit Committee at its next meeting. The Company’s independent registered public accounting firm and management periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
Auditor Independence
      The Audit Committee has considered whether, and has determined that, the provision of services described under “Tax Fees” was compatible with maintaining the independence of KPMG LLP as the Company’s independent registered public accounting firm.

REPORT OF THE COMPENSATION COMMITTEE
      The Compensation Committee, comprised entirely of non-employee directors, establishes executive compensation strategy and assures that all executive officers of the Company are compensated effectively in a manner consistent with such strategy, internal equity considerations, competitive practices, and the requirements of regulatory agencies. In addition, the Compensation Committee is responsible for administering the Company’s stock-based incentive plans and approving grants to executive officers made in connection therewith.
Executive Compensation Philosophy
      The Company’s compensation program for executive officers is designed to promote the financial performance, business strategies, and other values and objectives of the Company. This program seeks to enhance shareholder value by linking the financial interests of the Company’s executives with those of its shareholders. With input from the Company’s outside compensation consultant, the Company has developed and implemented an executive compensation program based on a pay-for-performance philosophy to achieve the following objectives:

•	To attract and retain high-caliber executive officers who are capable of leading the Company in the achievement of its business objectives;

•	To provide compensation awards that are competitive;

•	To motivate and reward executives based on achievements of the Company and individual performance objectives; and

•	To provide a maximum return on the Company’s investment in resources to shareholders by linking a significant portion of total compensation to the financial results of the Company and the market value of the Company’s common stock.
The Compensation Process

Compensation Review
      The Board of Directors approves Company financial goals and performance measures. The Compensation Committee reviews and approves the base salaries for each executive officer, including the Chairman and Chief Executive Officer (the “CEO”). After year-end, the Vice President of Human Resources presents to the Compensation Committee the assessment of results.
      The Compensation Committee received a thorough review and presentation of total compensation for executive officers in fiscal year 2004. Total compensation under the Company’s compensation program for executive officers for 2004 was generally established to be between the 50th and 75th percentile of companies included in certain retail compensation surveys, depending upon the particular officer’s position, responsibilities, and the degree of difficulty and challenge associated with the performance objectives.
      The Company’s fiscal year 2004 executive compensation program consisted of three key elements: (1) base salary; (2) short-term incentive; e.g., annual bonus and other performance-related bonuses; and (3) long-term incentive; e.g., stock options and restricted stock. In addition, the executive officers receive health and dental benefits and are eligible to participate in the Company’s 401(k) Profit Sharing Plan and Employee Stock Purchase Plan on the same basis as other full-time employees of the Company. The policies and the bases for determining executive compensation and specifically that of the CEO are described below.

Base Salary
      Base salaries for executive officers, with the exception of the CEO, are determined by reviewing and comparing salaries, and the corresponding job descriptions, offered for similar positions by utilizing certain retail compensation surveys and by reviewing salaries of persons with comparable qualifications, experience and responsibilities at other companies of comparable size in the retail industry. After reviewing these salaries and job descriptions, the Company establishes a range of salaries paid for various executive positions. Base salaries are set within these competitive salary bands based on individual contributions and sustained performance. As an executive officer’s level of responsibility increases, a greater portion of the total compensation package is based on incentive compensation, described below, which may cause greater variability in the individual’s overall compensation package from year to year. In addition, the more responsibility that an executive officer assumes in the organization, the more the compensation package shifts to reliance on appreciation of the value of the Company’s stock through stock-based incentives.

Short-Term Incentive Compensation
      The Company’s Executive and Key Management Incentive Plan (the “Management Incentive Plan”) has been developed to provide opportunities to motivate and reward key employees through annual cash incentive awards. All executive officers are eligible to participate in the Management Incentive Plan. The Management Incentive Plan rewards executives for attaining pre-determined Company goals. Awards are based on actual results measured against pre-established corporate financial objectives for consolidated earnings before federal and state income taxes of the Company and its direct and indirect subsidiaries (“EBT”) and may also be based on position-specific goals. Such objectives and goals, if any, may be adjusted to provide for unforeseen changes in circumstances which may occur during an award period. A target award amount, expressed as a percentage of base salary at the beginning of the fiscal year, is established for each participating executive officer each fiscal year and is approved by the Compensation Committee. The actual award amount depends on how much the actual EBT of the Company for the fiscal year is above or below the pre-established corporate financial objectives for EBT and whether any applicable position-specific goals were achieved. Notwithstanding the parameters established for awards under the Management Incentive Plan, the Compensation Committee may determine based on an executive officer’s performance that such officer would be entitled to a bonus based on other performance factors. The Compensation Committee authorized the payment of bonuses for fiscal year 2004 under the Management Incentive Plan.
      On March 2, 2005, the Compensation Committee approved the Wilsons Leather Corporate Leadership Team Incentive Plan (the “2005 Incentive Plan”) and established targeted bonus awards (as a percentage of base salary) that may be earned by executive officers for fiscal year 2005 under the 2005 Incentive Plan. The 2005 Incentive Plan replaces the Management Incentive Plan commencing in fiscal year 2005. The 2005 Incentive Plan provides for cash bonuses to executive officers, director-level employees and all other employees designated by the Company’s incentive committee based upon the achievement of annual corporate financial objectives set by the Compensation Committee. The Compensation Committee determined that the corporate financial objective for fiscal year 2005 will be based on the Company’s operating profit. If 100% of the targeted operating profit is achieved, executive officers will receive a targeted award amount based upon a percentage of their respective base salaries. That percentage for executive officers is established by the Compensation Committee and is 75% for Michael Searles, Chairman and Chief Executive Officer, 50% for Peter Michielutti, Executive Vice President, Chief Financial Officer and Chief Operating Officer, and 40% for each other executive officer for fiscal year 2005. If at least 90% but less than 100% of the annual corporate financial objective is achieved, the participants will receive a percentage of what they would receive if 100% of the annual corporate financial objective is achieved. That percentage is 10% if 90% of the annual corporate financial objective is achieved and increases on a sliding scale to 100% if 100% of the annual corporate financial objective is achieved. No more than 100% of the targeted award can be received, but achievement of more than 100% of the annual corporate financial objective does entitle participants to share in an incentive pool pursuant to the 2005 Incentive Plan. Even if 100% of the annual corporate financial objective is achieved, 40% of what each executive officer would otherwise receive is subject to risk based upon the achievement of position-specific objectives.
      In addition to the targeted award amounts, the 2005 Incentive Plan provides an incentive pool for performance in excess of the annual corporate financial objective. Payments from the pool cannot exceed 20% of the excess. The annual total combined payments to any participant from the 2005 Incentive Plan of targeted amounts and distributions from the incentive pool cannot exceed 200% of a participant’s annual base salary.

Long-Term Incentive Compensation
      The Amended 1996 Stock Option Plan (the “1996 Plan”) and the 2000 Long Term Incentive Plan, as amended (the “2000 Plan,” and collectively with the 1996 Plan, the “Stock Incentive Plans”), were developed to enhance the total compensation package for key management and, in particular, to link compensation to the market value of the Company’s common stock. The desired goal is to retain and develop personnel capable of assuring the future success of the Company by affording them an opportunity to acquire a proprietary interest in the Company through stock options and other stock-based awards. Stock option grants and other stock-based awards are intended to align executives’ interests in managing the Company with shareholders’ interests.
      The Compensation Committee generally grants stock options to new executive officers upon appointment as an executive officer. The Compensation Committee also grants stock options at its discretion to executive officers based on several factors (which are not given a particular relative weight), including increases in the level of responsibility, promotions, sustained performance over a period of time and overall stock performance. In granting new options, the Compensation Committee will also take into account the number of options already granted to an officer. All outstanding stock options granted since the Company became a publicly held corporation have been granted at an option price equal to the Fair Market Value (as defined in each of the Stock Incentive Plans) of the common stock on the date of grant and generally vest, cumulatively, on a prorated basis on each of the first, second and third anniversaries of the date of grant, subject to acceleration in the event of the death or Disability of the officer or a Change in Control (as defined in each of the 1996 Plan or 2000 Plan, as applicable, and described in Proposal Number Two — Summary of the Amendment and Restatement — Acceleration of Awards, Lapse of Restriction). Because a Change in Control did occur under the terms of the 1996 Plan and the 2000 Plan on July 2, 2004, all options granted prior to that date are now fully vested.
      The 2000 Plan gives the Compensation Committee the authority to award to eligible participants shares of common stock which are subject to certain restrictions. In determining awards of restricted stock, the Compensation Committee considers several factors (which are not given a particular relative weight), including increases in the level of responsibility, promotions, sustained performance over a period of time and overall stock performance. Recipients, under the terms of their restricted stock agreements, are entitled to vote the restricted stock and to exercise other shareholder rights, except that (i) the Company may retain custody of the share certificate during the restriction period, and (ii) the participant may not sell, transfer, pledge, exchange or otherwise dispose of the shares during the restriction period. The restrictions on outstanding restricted stock generally lapse cumulatively, on a prorated basis, on each of the first, second, third and fourth anniversaries of the date of grant, subject to acceleration in the event of death or Disability of the officer, or in the event of a Change in Control (as defined in the 2000 Plan and described in Proposal Number Two — Summary of the Amendment and Restatement — Acceleration of Awards, Lapse of Restriction). In addition, grants made in 2003 provided that the vesting of a portion of the award accelerates if certain performance objectives are obtained. Because a Change in Control did occur under the terms of the 2000 Plan on July 2, 2004, all restrictions have lapsed on all restricted stock granted under the 2000 Plan.
      If the amendment and restatement of the 2000 Plan is approved by the shareholders, the Company’s Compensation Committee does not intend to make additional awards under the 1996 Plan. See “Proposal Number Two — Approval of the Amendment and Restatement of the 2000 Long Term Incentive Plan.”
Compensation of Chief Executive Officer
      Michael M. Searles. The Company has entered into an employment agreement with Michael M. Searles, as CEO (the “Employment Agreement”). Under the Employment Agreement, Mr. Searles receives a base salary of $580,000 per year, subject to increases for subsequent years after Mr. Searles’ first full fiscal year of employment at the discretion of the Compensation Committee (prorated for any partial employment year). Mr. Searles’ Employment Agreement also provides that his target award under the Company’s cash bonus plan will be 100% of his base salary. In connection with the adoption of the 2005 Incentive Plan, he agreed to a reduction in the target award to 75% of his base salary. Mr. Searles also received a one-time bonus of $100,000 in connection with the commencement of his employment with the Company under the terms of the Employment Agreement. Mr. Searles is entitled to continue to receive his base salary for a period of 12 months if termination by the Company occurs without Cause or resignation by Mr. Searles occurs with Good Reason (as defined in the Employment Agreement). In such event, he is also entitled to the annual cash incentive award for that year that is otherwise payable, provided that the termination occurs in the last six months of the Company’s fiscal year, and to certain insurance coverage at the Company’s expense for 18 months after termination. The Employment Agreement expires on January 31, 2007. See “Compensatory Plans or Arrangements” below.
      The Compensation Committee evaluates the performance and determines the base salary of the CEO annually based on its assessment of his past performances and its expectation as to his future contributions in leading the Company and on the process described under “— Base Salary” above. In addition, the market competitiveness of his base salary and incentives are reviewed against external survey data along with a proxy review of peer-group pay practices. Factors considered by the Compensation Committee in determining the CEO’s base salary are not subject to any specific weighting factor or formula.
      The annual cash bonus for Mr. Searles, if any, is awarded under the 2005 Incentive Plan and is dependent on the accomplishment by the Company of the corporate financial objective approved by the Board as discussed above. Even if 100% of the corporate financial objective is achieved, 40% of what Mr. Searles would otherwise receive is subject to risk based upon his achievement of position-specific objectives set by the Compensation Committee. If the corporate financial objective is exceeded, Mr. Searles will also share in the incentive pool described above under the 2005 Incentive Plan. Pursuant to the provisions of the 2005 Incentive Plan and action of the Compensation Committee, Mr. Searles’ bonus, including payments from the incentive pool, for a fiscal year could range from 0% to 200% of his base salary. Mr. Searles received a $50,000 special cash bonus in March 2005 to reward his performance since his employment commenced. On December 1, 2004, the Company also granted to Mr. Searles an option to purchase 350,000 shares of common stock of the Company pursuant to the 2000 Plan at an exercise price of $5.00. Such options vest cumulatively on a prorated basis on each of the first, second and third anniversaries of the date of grant if Mr. Searles continues as an employee of the Company, subject to the possible acceleration of vesting in certain circumstances.
      Joel N. Waller and David L. Rogers. The Company was a party to employment agreements with each of Joel N. Waller, as CEO, and David L. Rogers, as COO (the “Former Employment Agreements”). Messrs. Waller and Rogers resigned from their executive officer positions on December 15, 2004 and August 2, 2004, respectively, although Mr. Waller remained as Chairman and as an employee of the Company until January 31, 2005. In connection with their resignations, Messrs. Waller and Rogers entered into agreements with the Company that are described under “Compensatory Plans or Arrangements” below.
      In accordance with the Former Employment Agreements, Messrs. Waller and Rogers each received a base salary of $550,000 per year (prorated for any partial employment year) for fiscal 2002, 2003 and 2004. Each of Messrs. Waller and Rogers was entitled to continue to receive his base salary for a period of 24 months if termination by the Company occurred without Cause or resignation by the employee occurred with Good Reason (as defined in the Former Employment Agreements), at any time prior to the expiration of the employment period provided for in the Former Employment Agreements. The employment period provided for in the Former Employment Agreements would have expired on March 31, 2006.
      The Compensation Committee evaluated the performance and determined the base salary of Messrs. Waller and Rogers annually based on its assessment of their past performances and its expectation as to their future contributions in leading the Company and on the process described under “— Base Salary” above. In setting 2004 base salaries, the Compensation Committee considered a number of factors, such as the effectiveness of Messrs. Waller and Rogers in establishing the Company’s strategic direction and providing leadership which enabled the management team to maximize its performance compared to the competition. In addition, the Compensation Committee also considered significant accomplishments during the prior year and other performance factors, including the Company’s ability to secure financing, reduce and control expenses and efficiently use working capital to achieve goals. In addition, the market competitiveness of their base salaries and incentives were reviewed against external survey data along with a review of peer-group pay practices. Factors considered by the Compensation Committee in determining Messrs. Waller’s and Rogers’

base salaries were not subject to any specific weighting factor or formula. For fiscal year 2004, neither Mr. Waller’s nor Mr. Rogers’ base salary was increased.
      The annual cash bonus for Messrs. Waller and Rogers, if any, is awarded under the Management Incentive Plan and is entirely dependent on the accomplishment by the Company of certain corporate goals approved by the Board as discussed above. Pursuant to the provisions of the Management Incentive Plan and action of the Compensation Committee, Mr. Waller’s and Mr. Rogers’ respective bonuses for fiscal year 2004 could range from 0% to 200% of their base salary. For fiscal year 2004, Messrs. Waller and Mr. Rogers each received a bonus of $562,650 based on achievement of the corporate goals and the terms of their termination agreements discussed below. On July 30, 2004, the Compensation Committee granted options for 200,000 shares of common stock to Mr. Waller at an exercise price of $4.95. Such options would have vested cumulatively on a prorated basis on each of the first, second and third anniversaries of the date of grant if Mr. Waller had continued as an employee of the Company, subject to the possible acceleration of vesting in certain circumstances. The termination agreement discussed below provided that notwithstanding Mr. Waller’s termination of employment, the options would vest if certain corporate financial objectives were achieved for fiscal 2004. The targeted objectives were not achieved, and the options for 200,000 shares therefore canceled in accordance with their terms.
Compliance with Internal Revenue Code Section 162(m)
      Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation’s chief executive officer or any of the other four most highly compensated executive officers. One of the exceptions to this limit is for qualifying “performance-based compensation.” The 2000 Plan has been designed to meet the requirements of Section 162(m) with respect to grants of options, stock appreciation rights, performance shares and restricted stock if the restrictions lapse upon achievement of certain performance goals and not upon years of continued service with the Company. The Committee expects that the options granted under the 2000 Plan are qualified, and if the Amendment and Restatement is approved, will continue to be qualified, as “performance-based compensation” for Section 162(m) purposes and will be deductible by the Company under current federal income tax laws. However, certain other compensation paid to the Company’s executive officers, including restricted stock grants, will be subject to the deduction limitation. The Committee believes, in order to retain the flexibility to compensate its executive officers in a competitive environment in accordance with the principles discussed above, that it would be inadvisable to adopt a strict policy of compliance with Section 162(m) in all cases. The Committee will, however, continue to consider future opportunities for compliance with Section 162(m) that it feels are in the best interests of the Company and its shareholders. The Committee also believes that the amount of any expected loss of a tax deduction under Section 162(m) will be insignificant to the Company’s overall tax position.

COMPENSATION COMMITTEE

Michael T. Cowhig (Chair)
Michael J. McCoy
R. Ted Weschler

EXECUTIVE COMPENSATION
      The following table sets forth the compensation for the 2004 fiscal year ended January 29, 2005, for the 2003 fiscal year ended January 31, 2004, and for the 2002 fiscal year ended February 1, 2003, of the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company. Joel N. Waller is included, as he was Chief Executive Officer of the Company until December 15, 2005, and David L. Rogers is included because he would have been one of the four other most highly compensated executive officers of the Company if he had been an executive officer of the Company at the end of fiscal year 2004. These people are the “Named Executive Officers.”
SUMMARY COMPENSATION TABLE

					Long-Term Compensation

					Restricted	Securities
		Annual Compensation			Stock	Underlying	All Other
	Fiscal				Awards	Options (Shares)	Compensation
Name and Principal Position	Year	Salary($)	Bonus($)		($)(1)	(#)	($)(2)

Michael M. Searles	2004	95,923	150,000	(4)	—	350,000	228
Chief Executive Officer (3)
Peter G. Michielutti	2004	327,938	351,256	(5)	23,200	38,000	6,397
Executive Vice President,	2003	318,500	—		40,000	20,000	3,508
Chief Financial Officer and	2002	291,846	150,000		—	—	2,839
Chief Operating Officer
Arthur J. Padovese	2004	250,831	195,093	(6)	17,400	12,000	4,836
Vice President	2003	246,750	—		32,000	15,000	3,581
	2002	244,942	—		—	—	3,123
Steven R. Waller	2004	218,942	201,846	(7)	17,400	12,000	4,547
Vice President	2003	190,000	—		24,000	12,000	3,953
	2002	187,692	—		—	—	3,896
Brian R. Bootay	2004	237,817	180,523	(8)	17,400	12,000	4,539
Vice President	2003	233,000	—		24,000	12,000	2,831
	2002	231,615	—		—	—	2,182
Joel N. Waller	2004	550,000	562,650	(10)	—	200,000	1,131,582
Former Chairman and	2003	550,000	—		132,000	66,000	8,361
Chief Executive Officer (9)	2002	550,000	—		—	99,000	7,438
David L. Rogers	2004	312,914	562,650	(12)	—	—	1,155,425
Former President and	2003	550,000	—		132,000	66,000	8,056
Chief Operating Officer (11)	2002	550,000	—		—	99,000	7,438

(1)	The value of the restricted stock awards was determined by multiplying the fair market value of the Company’s common stock on the date of grant by the number of shares awarded. With the Change in Control (as defined in Proposal Number Two — Summary of the Amendment and Restatement — Acceleration of Awards, Lapse of Restriction) that occurred in July 2004, all restricted shares became fully vested. Dividends, if any, are paid on restricted stock awards at the same time and rate as paid to all shareholders.

(2)	Amounts reported for 2004 represent term life insurance premiums paid for Mr. Searles, ($228), Mr. J. Waller ($7,620), Mr. Rogers ($2,310), Mr. Michielutti ($498), Mr. Padovese ($594), Mr. S. Waller ($168), and Mr. Bootay ($518); the Company’s matching contributions under the Company’s 401(k) Profit Sharing Plan in the following amounts: Mr. J. Waller ($3,962), Mr. Rogers ($3,115), Mr. Michielutti ($5,899), Mr. Padovese ($4,242), Mr. S. Waller ($4,379), and Mr. Bootay ($4,021); and payments related to the resignation of Mr. J. Waller ($1,120,000) and Mr. Rogers ($1,150,000). See “Compensatory Plans and Arrangements” for a description of the payments made to Mr. J. Waller and Mr. Rogers in connection with their resignation. Amounts reported for 2003 and 2002 represent term life insurance premiums paid and matching contributions under the Company’s 401(k) Profit

Sharing Plan for each of Mr. J. Waller, Mr. Rogers, Mr. Michielutti, Mr. Padovese, Mr. S. Waller, and Mr. Bootay.

(3)	Mr. Searles’ employment commenced on December 1, 2004.

(4)	The bonus amount for Mr. Searles includes a one-time $100,000 bonus in connection with the commencement of his employment and a $50,000 special cash bonus to reward his performance since his employment commenced.

(5)	The bonus amount for Mr. Michielutti includes $139,256 paid pursuant to the Management Incentive Plan and a retention bonus of $212,000 that was contingent upon him remaining with the Company through the payment dates and achieving certain corporate and position-specific objectives.

(6)	The bonus amount for Mr. Padovese includes $72,093 paid pursuant to the Management Incentive Plan and a retention bonus of $123,000 that was contingent upon him remaining with the Company through the payment dates and achieving certain corporate and position-specific objectives.

(7)	The bonus amount for Mr. S. Waller includes $59,846 paid pursuant to the Management Incentive Plan and a retention bonus of $142,000 that was contingent upon him remaining with the Company through the payment dates and achieving certain corporate and position-specific objectives.

(8)	The bonus amount for Mr. Bootay includes $63,523 paid pursuant to the Management Incentive Plan and a retention bonus of $117,000 that was contingent upon him remaining with the Company through the payment dates and achieving certain corporate and position-specific objectives.

(9)	Mr. Waller ceased to be Chief Executive Officer on December 15, 2004 and resigned from his positions as Chairman and an employee effective January 31, 2005.

(10)	The bonus amount for Mr. J. Waller was paid pursuant to the Management Incentive Plan.

(11)	Mr. Rogers resigned from his positions as an executive officer effective August 2, 2004.

(12)	The bonus amount for Mr. Rogers was paid pursuant to the Management Incentive Plan.

Stock Options
      The following table provides certain information concerning grants of stock options during fiscal year 2004 to the Named Executive Officers. In accordance with the rules of the SEC, the table sets forth the grant date present value of the options calculated using the Black-Scholes option pricing model. The Company’s use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option models require a prediction about the future movement of the stock price.
OPTION GRANTS IN LAST FISCAL YEAR

		% of Total
	Number of	Options
	Shares	Granted to
	Underlying	Employees in	Exercise Price		Grant Date
	Options	Fiscal Year	Per Share	Expiration	Present Value
Name	Granted(1)	(%)	($)	Date	($)(2)

Michael M. Searles	350,000	48.89	5.00	12/1/2014	1,066,865
Peter G. Michielutti	18,000	2.79	2.90	3/17/2014	27,900
	20,000	2.51	5.90	8/20/2014	63,991
Arthur J. Padovese	12,000	1.68	2.90	3/17/2014	18,600
Steven R. Waller	12,000	1.68	2.90	3/17/2014	18,600
Brian R. Bootay	12,000	1.68	2.90	3/17/2014	18,600
Joel N. Waller	200,000	27.94	4.95	Canceled	534,702
David L. Rogers	—	—	—	—	—

(1)	Options were granted from the 2000 Plan and the 1996 Plan. The option granted to Mr. Searles becomes exercisable cumulatively as to one-third of the shares on each of December 1, 2005, December 1, 2006 and December 1, 2007. The options granted to Mr. Michielutti (for 18,000 shares), Mr. Padovese, Mr. S. Waller and Mr. Bootay became exercisable in full as a result of the Change in Control of the Company in July 2004 under the terms of the 2000 Plan and the 1996 Plan. The option granted to Mr. Michielutti (for 20,000 shares) becomes exercisable cumulatively as to one-third of the shares on each of August 20, 2005, August 20, 2006 and August 20, 2007. The option granted to Mr. J. Waller would have become exercisable cumulatively as to one-third of the shares on each of July 30, 2005 and July 30, 2006 and July 30, 2007. Mr. Waller’s termination agreement provided that notwithstanding Mr. Waller’s termination of employment, the options would vest if certain corporate financial objectives were achieved for fiscal 2004. The targeted objectives were not achieved, and the options for 200,000 shares therefore expired in accordance with their terms.

(2)	The following are the weighted averages of the assumptions made for purposes of calculating the grant date present value using the Black-Scholes option pricing model: expected time of exercise of 4.7 years, volatility of 67.3%, risk-free interest of 3.5%, and dividend yield of 0.0%. The real value of the options in this table depends upon the actual performance of the Company’s common stock during the applicable period and at the time the options are exercised. The dollar amounts in this column are not intended to forecast potential future appreciation, if any, of the Company’s common stock.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES
      The following table summarizes option exercises during fiscal year 2004 and provides information regarding the number of all unexercised stock options held by the Named Executive Officers as of January 29, 2005, the end of the Company’s last fiscal year:

			Number of Shares Underlying		Value of Unexercised
			Unexercised Options at		In-The-Money Options at
	Shares		Fiscal Year-End(#)		Fiscal Year-End ($)(1)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Michael M. Searles	—	—	0	350,000	—	—
Peter G. Michielutti	—	—	138,000	20,000	4,140	—
Arthur J. Padovese	—	—	48,000	0	2,760	—
Steven R. Waller	—	—	45,225	0	2,760	—
Brian R. Bootay	—	—	39,000	0	2,760	—
Joel N. Waller	—	—	511,500	200,000	—	—
David L. Rogers	—	—	511,500	0	—	—

(1)	Calculated on the basis of the fair market value of the underlying shares of common stock at January 29, 2005, the last trading day of the Company’s fiscal year, as reported by The NASDAQ National Market, of $3.13 per share, minus the per share exercise price, multiplied by the number of shares underlying the option. On April 4, 2005, the closing sale price of a share of the common stock was $4.60.
EQUITY COMPENSATION PLAN INFORMATION
      The following table provides information as of January 29, 2005, for compensation plans under which securities may be issued:

	Number of Securities		Weighted-Average	Number of Securities
	to be Issued upon		Exercise Price of	Remaining Available
	Exercise of		Outstanding	for Future Issuance
	Outstanding Options,		Options, Warrants	Under Equity
Plan Category	Warrants and Rights		and Rights	Compensation Plans

Equity compensation plans approved by shareholders	2,163,880	(1)	$8.30	717,759	(2)
Equity compensation plans not approved by shareholders	263,342		7.49	152,623

Total	2,427,222			870,382

(1)	Amount includes outstanding options under the 1996 Plan and the 2000 Plan (but excludes grants of restricted stock under the 2000 Plan).

(2)	Includes securities available for future issuance under the 1996 Plan, the 2000 Plan and the Employee Stock Purchase Plan. Excludes the proposed increase in the aggregate number of shares of common stock available under the 2000 Plan of 2,200,000 shares which is subject to shareholder approval as described in this Proxy Statement.
Equity Compensation Plans Not Approved By Security Holders
      The Company’s 1998 Stock Option Plan (the “1998 Plan”) was adopted in its current form by the Board of Directors on January 28, 1998. The purpose of the 1998 Plan is to provide employees of the Company who are not directors or officers with an opportunity to acquire a proprietary interest in the Company and thereby develop a stronger incentive to put forth the maximum effort for the continued success and growth of the

Company. In addition, the Board believes the opportunity to acquire a proprietary interest in the Company will aid in attracting and retaining employees of outstanding ability.
      The 1998 Plan authorizes the issuance of an aggregate of 750,000 shares (after giving effect to the Company’s three-for-two stock split on March 15, 2000) in award grants. The Compensation Committee has sole discretion in awarding grants of common stock under the 1998 Plan to employees of the Company who are not subject to the reporting requirements of Section 16 of the Exchange Act; however, the Compensation Committee may decide to delegate to the CEO its authority to award stock options, who in turn may delegate such authority to any such other officer of the Company. As of January 29, 2005, 152,623 shares of common stock were available for awards under the 1998 Plan. If the amendment to the 2000 Plan is approved by the shareholders, the Company’s Compensation Committee does not intend to make additional awards under the 1998 Plan. See “Proposal Number Two — Approval of the Amendment and Restatement of the 2000 Long Term Incentive Plan.”
COMPENSATORY PLANS OR ARRANGEMENTS
      The Company has entered into an Employment Agreement with Michael M. Searles, as Chairman and Chief Executive Officer, having an employment term running through January 31, 2007 (the “Term”). In connection with Mr. Searles’ execution of the Employment Agreement, he received a one-time $100,000 signing bonus. The Employment Agreement provides for an annual base salary of $580,000, subject to increases for subsequent years after Mr. Searles’ first full fiscal year of employment at the discretion of the Compensation Committee of the Board of Directors of the Company. Mr. Searles participates in the Company’s Corporate Leadership Team Incentive Plan (the “2005 Incentive Plan”) whereby Mr. Searles is eligible for an incentive award for fiscal 2005 based on the Company achieving corporate financial objectives for consolidated operating profits. The Employment Agreement provides that Mr. Searles’ target award under the prior incentive plan, the Executive and Key Management Incentive Plan, or a replacement incentive plan, would be 100% of his base salary. However, upon the adoption of the 2005 Incentive Plan that replaced the Executive and Key Management Incentive Plan, Mr. Searles executed a Waiver and Modification under Employment Agreement on March 2, 2005, waiving his right to a 100% target award, provided that his target award under the 2005 Incentive Plan during the Term of the Employment Agreement will be at least 75% of his base salary, and his maximum incentive opportunity during the Term of the Employment Agreement will be 200% of his base salary. The Employment Agreement provides that if Mr. Searles’ employment is terminated without Cause or if Mr. Searles resigns for Good Reason (each as defined in the Employment Agreement) during the Term, Mr. Searles (1) will receive a severance payment equal to his base salary for a period of twelve months, (2) may elect to have 18 months of continued health and life insurance coverage paid by the Company and (3) if Mr. Searles was employed by the Company for at least six months of the fiscal year in which termination occurred, he will receive any annual incentive award that he would have received had he remained employed for such fiscal year. The Employment Agreement also provides Mr. Searles with certain benefits, including reimbursement for expenses and relocation assistance. For a period of up to twelve months after commencement of his employment with the Company, Mr. Searles will be provided temporary housing and reimbursement for airfare on an average frequency of once every two weeks to his home residence in California. The Employment Agreement contains confidentiality, non-compete and non-solicitation covenants from Mr. Searles.
      On December 15, 2004, Joel Waller ceased to be the Chief Executive Officer of the Company and on January 31, 2005, he ceased to be Chairman and an employee of the Company. Mr. Waller and the Company entered into an agreement, dated October 28, 2004, regarding his resignation. Pursuant to the terms of the agreement, Mr. Waller is entitled to receive two years of base salary and continued benefits as were provided for in his employment agreement with the Company but on a more accelerated basis and will also receive payment of his legal fees related to the negotiation of the agreement up to the amount of $20,000. Mr. Waller remained with the Company through January 31, 2005 to facilitate a smooth transition to a new CEO and to perform such other duties and responsibilities designated by the Board. Pursuant to amendments to the agreement, the payments to Mr. Waller were accelerated to allow Mr. Waller to ensure that he would avoid the additional tax consequences of new legislation. As a result of that acceleration, all of those payments will be made by December 31, 2005. Mr. Waller released the Company from any claims he may have (other than claims for indemnification) and he will cooperate with the Company in transition matters, up to five hours per month through January 31, 2006. Mr. Waller remains a director of the Company until the shareholders’ annual meeting to be held on June 2, 2005.
      On August 2, 2004, David L. Rogers ceased to be the President and Chief Operating Officer of the Company. Mr. Rogers and the Company entered into an agreement dated July 29, 2004, regarding his resignation from the Company. Pursuant to the agreement, Mr. Rogers is entitled to receive two years of base salary and continued benefits as were provided for in his employment agreement with the Company but on a more accelerated basis. Mr. Rogers is also entitled to receive (1) a full-year incentive award for fiscal 2004 under the Management Incentive Plan, which has been paid to Mr. Rogers, (2) executive outplacement in the amount of $30,000, (3) payment of his legal fees related to the negotiation of the agreement up to the amount of $20,000 and (4) extension of time to exercise his 511,500 vested options until August 2, 2006. Pursuant to the agreement, Mr. Rogers (A) agreed not to compete with the Company in the leather apparel and/or accessories business for one year after termination of employment, (B) released the Company from any claims he may have (other than indemnification and claims arising out of his director status) and (C) will cooperate with the Company in transition matters, up to five hours per month. Mr. Rogers will remain a director in accordance with the articles and by-laws of the Company.

COMPARATIVE STOCK PERFORMANCE
      The comparative stock performance graph below compares the cumulative shareholder return on the common stock of the Company for the period from January 29, 2000, through January 29, 2005, with the cumulative total return on (i) the Nasdaq Retail Composite Stock index and (ii) the S&P 500 Index. The table assumes the investment of $100 in the Company’s common stock, the Nasdaq Retail Composite Stock Index and the S&P 500 Index on January 29, 2000, and the reinvestment of all dividends through the last trading day of the years ended February 3, 2001; February 2, 2002; February 1, 2003; January 31, 2004; and January 29, 2005.

	1/29/00	2/3/01	2/2/02	2/1/03	1/31/04	1/29/05

Wilsons The Leather Experts Inc.	100.00	137.94	100.95	38.53	25.85	26.27
Nasdaq Retail Composite Stock Index	100.00	76.90	91.61	74.52	109.26	130.79
S&P 500 Index	100.00	100.57	84.87	65.78	88.65	93.43
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Exchange Act requires that the Company’s directors and executive officers file initial reports of ownership and reports of changes in ownership with the SEC. Directors and executive officers are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company’s directors and executive officers, the Company makes the following disclosure: Filings to report a forfeiture of common stock of the Company in March 2004 for the payment of withholding taxes for each of Linda Angelacci and Jeffrey Orton were not made timely. Ms. Angelacci’s filing was made on July 29, 2004 and Mr. Orton’s filing was made on July 15, 2004.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      Steven R. Waller, an executive officer of the Company, is the son of Joel N. Waller, and Heidi J. Waller, an employee of the Company, is the daughter of Joel N. Waller. Joel N. Waller was the Chief Executive

Officer of the Company until December 15, 2004 and Chairman until January 31, 2005 and is a director. Both Steven R. Waller and Heidi J. Waller were paid compensation in excess of $60,000 during fiscal year 2004. The amounts paid to Steven R. Waller during fiscal year 2004 are set forth under “Executive Compensation — Summary Compensation Table.”
      Pursuant to a Common Stock and Warrant Purchase Agreement dated as April 25, 2004, among Peninsula Investment Partners, L.P. (“PIP”), Quaker Capital Partners I, LP (“Quaker I”) and Quaker Capital Partners II, L.P. (“Quaker II”) and the Company, on July 2, 2004, PIP, Quaker I and Quaker II collectively purchased from the Company 17,948,718 shares of common stock of the Company at a purchase price of $1.95 per share and received warrants from the Company to purchase an additional 2,000,000 shares of Common Stock exercisable for five years, at an exercise price of $3.00 per share (the “Equity Financing”). As additional consideration for the investors’ commitment, on April 25, 2004, the Company issued warrants to the investors to purchase 2,000,000 shares of Common Stock exercisable for five years, at an exercise price of $3.00 per share. In connection with the Equity Financing, the Company received $35.0 million in new equity before offering expenses.
      In a Schedule 13D dated July 2, 2004 and filed with the SEC, PIP and Peninsula Capital Advisors, LLC (“PCA”) reported that they beneficially owned 18,344,655 shares of common stock, or 43.9% of the Company’s outstanding shares of common stock. PCA is the investment manager of PIP. Mr. R. Ted Weschler, a director of the Company, is the sole managing member of PCA and is responsible for making investment decisions with respect to PCA and PIP. Included in the 18,344,655 shares are: (1) 12,820,513 shares of common stock acquired in the Equity Financing, (2) 1,428,571 shares of common stock underlying a warrant to purchase common stock, which expires on April 25, 2009, and (3) 1,428,571 shares of common stock underlying a warrant to purchase common stock, which expires on July 2, 2009. The shares of common stock and warrants are held by PIP. PIP used working capital to acquire the shares of common stock.
      Pursuant to a Schedule 13G, dated July 2, 2004, and filed with the SEC, Quaker I and Quaker II beneficially owned in the aggregate 6,271,063 shares of common stock, or 15.7% of the Company’s outstanding shares of common stock. Quaker Capital Management Corporation, in its capacity as investment adviser, may be deemed to be the beneficial owner of these shares. Included in the 6,271,063 shares are (1) 3,292,308 shares of common stock acquired in the Equity Financing by Quaker I, (2) 1,835,897 shares of common stock acquired in the Equity Financing by Quaker II, (3) 366,857 shares of common stock underlying a warrant to purchase common stock issued to Quaker I, which expires on April 25, 2009, (4) 204,572 shares of common stock underlying a warrant to purchase common stock issued to Quaker II, which expires on April 25, 2009, (5) 366,857 shares of common stock underlying a warrant to purchase common stock issued to Quaker I, which expires on July 2, 2009, and (6) 204,572 shares of common stock underlying a warrant to purchase common stock issued to Quaker II, which expires on July 2, 2009. Quaker I and Quaker II used working capital to acquire the shares.
      Pursuant to the requirements of the Common Stock and Warrant Purchase Agreement, Mr. R. Ted Weschler was appointed to serve as a Class II director of the Company for a remaining term of not less than two years.

PROPOSAL NUMBER THREE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      The Audit Committee of the Board of Directors has selected KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending January 28, 2006, subject to ratification by the shareholders. While it is not required to do so, the Board of Directors is submitting the selection of that firm for ratification in order to ascertain the view of the shareholders. If the selection is not ratified, the Audit Committee will reconsider its selection. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 28, 2006.
      A representative of KPMG LLP will be present at the meeting and will be afforded an opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions during the meeting.
Voting Recommendation
      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 28, 2006.

ADDITIONAL MATTERS
Annual Report
      The Annual Report to Shareholders of the Company for the fiscal year 2004, which includes the Annual Report on Form 10-K and financial statements, is being mailed with this Proxy Statement.
Deadline for Submission of Shareholders’ Proposals
      Proposals of shareholders intended to be presented at the 2006 Annual Meeting of Shareholders and desired to be included in the Company’s Proxy Statement and form of proxy for such meeting must be received by the Assistant Secretary of the Company, 7401 Boone Avenue North, Brooklyn Park, Minnesota 55428, no later than December 29, 2005, for inclusion in the Proxy Statement for that meeting. Notice of shareholder proposals intended to be presented at the 2006 Annual Meeting of Shareholders but not intended to be included in the Company’s Proxy Statement and form of proxy for such meeting must be received by the Company by March 4, 2006. If, however, the date of the 2006 Annual Meeting of Shareholders is more than 30 days before or after the first anniversary of the date of the 2005 Annual Meeting of Shareholders (i.e., June 2, 2005), notice of such proposal must be received by the Company at least 90 days before such meeting or, if later, within 10 days after the first public announcement of the date of the 2006 Annual Meeting of Shareholders. The Company suggests that all such proposals be sent to the Company by certified mail, return receipt requested.
Other Matters
      As of the date of this Proxy Statement, management knows of no matters that will be presented for determination at the Annual Meeting other than those referred to herein. If any other matters properly come before the annual meeting calling for a vote of shareholders, it is intended that the shares represented by the proxies solicited by the Board of Directors will be voted by the persons named therein in accordance with their best judgment, subject to applicable federal securities rules.

By Order of the Board of Directors,

Philip S. Garon
Secretary
Dated: April 28, 2005

WILSONS THE LEATHER EXPERTS INC.
AMENDED AND RESTATED 2000 LONG TERM INCENTIVE PLAN

     1. Purpose. The purpose of this Amended and Restated 2000 Long Term Incentive Plan is to motivate key personnel to produce a superior return to the shareholders of the Company and its Affiliates by offering such individuals an opportunity to realize Stock appreciation, by facilitating Stock ownership, and by rewarding them for achieving a high level of corporate performance. This Plan is also intended to facilitate recruiting and retaining key personnel of outstanding ability.

     2. Definitions. The capitalized terms used in this Plan have the meanings set forth below.

     (a) “Affiliate” means any corporation that is a “parent corporation” or “subsidiary corporation” of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, or any successor provision, and, for purposes other than the grant of Incentive Stock Options, any joint venture in which the Company or any such “parent corporation” or “subsidiary corporation” owns an equity interest.

     (b) “Agreement” means a written contract entered into between the Company or an Affiliate and a Participant containing the terms and conditions of an Award in such form (not inconsistent with this Plan) as the Committee approves from time to time, together with all amendments thereof, which amendments may be unilaterally made by the Company (with the approval of the Committee) unless such amendments are deemed by the Committee to be materially adverse to the Participant and are not required as a matter of law.

     (c) “Associate” means any full-time or part-time employee (including an officer or director who is also an employee) of the Company or an Affiliate. Except with respect to grants of Incentive Stock Options, “Associate” shall also include any member of the Board or other individual who is not an “employee” of the Company or an Affiliate but who provides services to the Company or an Affiliate as a consultant or adviser. References in this Plan to “employment” and related terms (except for references to “employee” in this definition of “Associate” or in Section 7(a)(1)) shall include the providing of services in any such capacity.

     (d) “Award” means a grant made under this Plan in the form of Options, Stock Appreciation Rights, Restricted Stock, Performance Shares or any Other Stock-Based Award, whether singly, in combination or in tandem.

     (e) “Board” means the Board of Directors of the Company.

     (f) “Cause” means, unless otherwise provided by the Committee in an applicable Agreement, (i) “Cause” as defined in any employment agreement with the Company to which the Participant is a party, or (ii) if there is no such employment agreement or if it does not define Cause: (A) conviction of the Participant for committing a felony under federal law or the law of the state in which such action occurred, (B) unlawful conduct or gross misconduct that is willful and deliberate on the Participant’s part and that, in either event, is materially injurious to the business or reputation of the Company, or (C) an act or acts of dishonesty undertaken by the Participant and intended to result in material personal gains or enrichment of the Participant or others at the expense of the Company. The Committee shall, unless otherwise provided in an applicable Agreement with the Participant, have the sole discretion to determine whether “Cause” exists, and its determination shall be final.

     (g) “Change in Control” means:

     (i) a majority of the directors of the Company shall be persons other than persons

(A)	for whose election proxies shall have been solicited by Board or

(B)	who are then serving as directors appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly-created directorships,

     (ii) more than 33-1/3% (with respect to Awards granted prior to the effective date of this Amended and Restated 2000 Long Term Incentive Plan provided in Section 12(a) hereof) or a majority (with respect to Awards granted on or after the effective date of this Amended and Restated 2000 Long Term Incentive Plan provided in Section 12(a) hereof) of (1) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (“Outstanding Company Voting Securities”) or (2) the then outstanding Shares of Stock (“Outstanding Company Common Stock”) is directly or indirectly acquired or beneficially owned (as defined in Rule 13d-3 under the Exchange Act, or any successor rule thereto) by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), provided, however, that the following acquisitions and beneficial ownership shall not constitute Changes in Control pursuant to this paragraph 2(g)(ii):

(A)	any acquisition or beneficial ownership by the Company or a Subsidiary, or

(B)	any acquisition or beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by the Company or one or more of its Subsidiaries, or

(C)	any acquisition or beneficial ownership by a Parent or its wholly-owned Subsidiaries, as long as they shall remain wholly-owned Subsidiaries, of 100% of the Outstanding Company Voting Securities as a result of a merger or statutory share exchange which complies with Section 2(g)(iii)(A)(2) or the exception in Section 2(g)(iii)(B) hereof in all respects,

     (iii) the shareholders of the Company approve a definitive agreement or plan to

(A)	merge or consolidate the Company with or into another corporation (other than (1) a merger or consolidation with a Subsidiary or (2) a merger in which

(a)	the Company is the surviving corporation,

(b)	no Outstanding Company Voting Securities or Outstanding Company Common Stock (other than fractional shares) held by shareholders of the Company immediately prior to the merger is converted into cash,

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securities, or other property (except (i) voting stock of a Parent owning directly, or indirectly through wholly-owned Subsidiaries, both beneficially and of record 100% of the Outstanding Company Voting Securities immediately after the Merger or (ii) cash upon the exercise by holders of Outstanding Company Voting Securities or Outstanding Company Common Stock of statutory dissenters’ rights),

(c)	the persons who were the beneficial owners, respectively, of the Outstanding Company Voting Securities and Outstanding Company Common Stock immediately prior to such merger beneficially own, directly or indirectly, immediately after the merger, at least 66-2/3% (with respect to Awards granted prior to the effective date of this Amended and Restated 2000 Long Term Incentive Plan provided in Section 12(a) hereof) or a majority (with respect to Awards granted on or after the effective date of this Amended and Restated 2000 Long Term Incentive Plan provided in Section 12(a) hereof) of, respectively, the then outstanding common stock and the voting power of the then outstanding voting securities of the surviving corporation or its Parent entitled to vote generally in the election of directors, and

(d)	if voting securities of the Parent are exchanged for Outstanding Company Voting Securities in the merger, all holders of any class or series of Outstanding Company Voting Securities immediately prior to the merger have the right to receive substantially the same per share consideration in exchange for their Outstanding Company Voting Securities as all other holders of such class or series),

(B)	exchange, pursuant to a statutory share exchange, Outstanding Company Voting Securities of any one or more classes or series held by shareholders of the Company immediately prior to the exchange for cash, securities or other property, except for (a) voting stock of a Parent owning directly, or indirectly through wholly-owned Subsidiaries, both beneficially and of record 100% of the Outstanding Company Voting Securities immediately after the statutory share exchange if (i) the persons who were the beneficial owners, respectively, of the Outstanding Company Voting Securities and Outstanding Company Common Stock immediately prior to such statutory share exchange own, directly or indirectly, immediately after the statutory share exchange at least 66-2/3% (with respect to Awards granted prior to the effective date of this Amended and Restated 2000 Long Term Incentive Plan provided in Section 12(a) hereof) or a majority (with respect to Awards granted on or after the effective

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date of this Amended and Restated 2000 Long Term Incentive Plan provided in Section 12(a) hereof) of, respectively, the then outstanding common stock and the voting power of the then outstanding voting securities of such Parent entitled to vote generally in the election of directors, and (ii) all holders of any class or series of Outstanding Company Voting Securities immediately prior to the statutory share exchange have the right to receive substantially the same per share consideration in exchange for their Outstanding Company Voting Securities as all other holders of such class or series or (b) cash with respect to fractional shares of Outstanding Company Voting Securities or payable as a result of the exercise by holders of Outstanding Company Voting Securities of statutory dissenters’ rights,

(C)	sell or otherwise dispose of all or substantially all of the assets of the Company (in one transaction or a series of transactions), or

(D)	liquidate or dissolve the Company.

Notwithstanding anything to the contrary stated in this Section 2(g), with respect to Awards granted on or after the effective date of this Amended and Restated 2000 Long Term Incentive Plan provided in Section 12(a) hereof, a Change in Control shall not be deemed to have occurred in connection with a merger or consolidation, statutory share exchange or disposition following shareholder approval of all or substantially all of the assets of the Company of the nature described in Section 2(g)(iii)(A), (B) or (C) hereof until immediately prior to the consummation of such merger, consolidation, statutory share exchange or disposition of all or substantially all of the assets of the Company rather than occurring at the time of approval by the shareholders of the Company of a definitive agreement or plan to merge or consolidate the Company, effect such a statutory share exchange or dispose of all or substantially all of the assets of the Company.

     (h) “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute.

     (i) “Committee” means two or more Non-Employee Directors designated by the Board to administer this Plan under Section 3 hereof and constituted so as to permit this Plan to comply with Exchange Act Rule 16b-3; provided that if no Committee is designated by the Board, the Board shall constitute the Committee.

     (j) “Company” means Wilsons The Leather Experts Inc., a Minnesota corporation, or any successor to all or substantially all of its businesses by merger, consolidation, purchase of assets or otherwise.

     (k) “Disability” means any physical or mental incapacitation whereby a Participant is unable for a period of twelve consecutive months or for an aggregate of twelve months in any twenty-four consecutive month period to perform his or her duties for the Company or any Affiliate. “Disabled,” with respect to any Participant, shall mean that such Participant has incurred a Disability.

     (l) “Exchange Act” means the Securities Exchange Act of 1934, as amended; “Exchange Act Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange

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Commission under the Exchange Act as in effect with respect to the Company or any successor regulation.

     (m) “Fair Market Value” as of any date means, unless otherwise expressly provided in this Plan:

     (i) (A) the closing sale price of a Share on the composite tape for New York Stock Exchange (“NYSE”) listed shares, or if Shares are not quoted on the composite tape for NYSE listed shares, on the Nasdaq National Market or any similar system then in use or, (B) if clause (i)(A) is not applicable, the mean between the closing “bid” and the closing “asked” quotation of a Share on the Nasdaq SmallCap Market or any similar system then in use, or (C) if the Shares are not quoted on the NYSE composite tape or on the Nasdaq National Market or the Nasdaq SmallCap Market or any similar system then in use, the closing sale price of a Share on the principal United States securities exchange registered under the Exchange Act on which the Shares are listed, in any case on the date immediately preceding that date, or, if no sale of Shares shall have occurred on that date, on the next preceding day on which a sale of Shares occurred, or

     (ii) if clause (i) is not applicable, what the Committee determines in good faith to be 100% of the fair market value of a Share on that date.

     However, if the applicable securities exchange or system has closed for the day at the time the event occurs that triggers a determination of Fair Market Value, all references in this paragraph to the “date immediately preceding that date” shall be deemed to be references to “that date.” In the case of an Incentive Stock Option, if such determination of Fair Market Value is not consistent with the then current regulations of the Secretary of the Treasury, Fair Market Value shall be determined in accordance with said regulations. The determination of Fair Market Value shall be subject to adjustment as provided in Section 12(f) hereof.

     (n) “Fundamental Change” means a dissolution or liquidation of the Company, a sale of substantially all of the assets of the Company, a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or a statutory share exchange involving capital stock of the Company.

     (o) “Incentive Stock Option” means any Option designated as such and granted in accordance with the requirements of Section 422 of the Code or any successor to such section.

     (p) “Non-Employee Director” means a member of the Board who is considered a non-employee director within the meaning of Exchange Act Rule 16b-3.

     (q) “Non-Qualified Stock Option” means an Option other than an Incentive Stock Option.

     (r) “Other Stock-Based Award” means an Award of Stock or an Award based on Stock other than Options, Stock Appreciation Rights, Restricted Stock or Performance Shares.

     (s) “Option” means a right to purchase Stock (or, if the Committee so provides in an applicable Agreement, Restricted Stock), including both Non-Qualified Stock Options and Incentive Stock Options.

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     (t) “Parent” means a “parent corporation,” as that term is defined in Section 424(e) of the Code, or any successor provision.

     (u) “Participant” means an Associate to whom an Award is made.

     (v) “Performance Period” means the period of time as specified in an Agreement over which Performance Shares are to be earned.

     (w) “Performance Shares” means a contingent award of a specified number of Performance Shares, with each Performance Share equivalent to one or more Shares or a fractional Share or a Unit expressed in terms of one or more Shares or a fractional Share, as specified in the applicable Agreement, a variable percentage of which may vest depending upon the extent of achievement of specified performance objectives during the applicable Performance Period.

     (x) “Plan” means this Amended and Restated 2000 Long Term Incentive Plan, as amended and in effect from time to time, provided that the references in Section 12(a) hereof to the original Plan shall mean the Plan effective as of March 23, 2000, prior to the subsequent amendments.

     (y) “Restricted Stock” means Stock granted under Section 10 hereof so long as such Stock remains subject to one or more restrictions.

     (z) “Share” means a share of Stock.

     (aa) “Stock” means the Company’s common stock, $0.01 par value per share (as such par value may be adjusted from time to time).

     (bb) “Stock Appreciation Right” means a right, the value of which is determined relative to appreciation in value of Shares pursuant to an Award granted under Section 8 hereof.

     (cc) “Subsidiary” means a “subsidiary corporation,” as that term is defined in Section 424(f) of the Code, or any successor provision.

     (dd) “Successor” with respect to a Participant means the legal representative of an incompetent Participant and, if the Participant is deceased, the legal representative of the estate of the Participant or the person or persons who may, by bequest or inheritance, or under the terms of an Award or of forms submitted by the Participant to the Committee under Section 12(i) hereof, acquire the right to exercise an Option or Stock Appreciation Right or receive cash and/or Shares issuable in satisfaction of an Award in the event of a Participant’s death.

     (ee) “Term” means the period during which an Option or Stock Appreciation Right may be exercised or the period during which the restrictions placed on Restricted Stock or any other Award are in effect.

     (ff) “Unit” means a bookkeeping entry that may be used by the Company to record and account for the grant of Stock, Stock Appreciation Rights and Performance Shares expressed in terms of Units of Stock until such time as the Award is paid, cancelled, forfeited or terminated.

     Except when otherwise indicated by the context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.

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     3. Administration.

     (a) Authority of Committee. The Committee shall administer this Plan. The Committee shall have exclusive power, subject to the limitations contained in this Plan, to make Awards and to determine when and to whom Awards will be granted, and the form, amount and other terms and conditions of each Award, subject to the provisions of this Plan. The Committee, subject to the limitations contained in this Plan, may determine whether, to what extent and under what circumstances Awards may be settled, paid or exercised in cash, Shares or other Awards or other property, or canceled, forfeited or suspended. The Committee shall have the authority to interpret this Plan and any Award or Agreement made under this Plan, to establish, amend, waive and rescind any rules and regulations relating to the administration of this Plan, to determine the terms and provisions of any Agreements entered into hereunder (not inconsistent with this Plan), and to make all other determinations necessary or advisable for the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent it shall deem desirable. The determinations of the Committee in the administration of this Plan, as described herein, shall be final, binding and conclusive. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee.

     (b) Delegation of Authority. The Committee may delegate all or any part of its authority under this Plan to officers of the Company or other persons who are not Non-Employee Directors for purposes of determining and administering Awards solely to Associates who are not then subject to the reporting requirements of Section 16 of the Exchange Act. Any officer to whom the Committee delegates such authority may, in turn, delegate such authority to such other officer of the Company as the officer delegating such authority may determine.

     (c) Rule 16b-3 Compliance. It is intended that this Plan and all Awards granted pursuant to it shall be administered by the Committee so as to permit this Plan and Awards to comply with Exchange Act Rule 16b-3. If any provision of this Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 3(c), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, the provision shall be deemed void as applicable to Participants who are then subject to the reporting requirements of Section 16 of the Exchange Act to the extent permitted by law and in the manner deemed advisable by the Committee.

     (d) Indemnification. To the full extent permitted by law, (a) each member and former member of the Committee and each person to whom the Committee delegates or has delegated authority under this Plan shall be entitled to indemnification by the Company against and from any loss, liability, judgment, damage, cost and reasonable expense incurred by such member, former member or other person by reason of any action taken, failure to act or determination made in good faith under or with respect to this Plan, and (b) no member or former member of the Committee or any person to whom the Committee delegates or has delegated authority under this Plan shall be liable for any act or determination made in good faith under or with respect to this Plan.

     4. Shares Available; Maximum Payouts.

     (a) Shares Available. The number of Shares available for distribution under this Plan is 4,200,000 (subject to adjustment under Section 12(f) hereof). Notwithstanding anything to the

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contrary provided in this Plan, any Shares subject to an Award granted on or after the effective date of this Amended and Restated 2000 Long Term Incentive Plan provided in Section 12(a) hereof, except Options, Stock Appreciation Rights and Awards of Stock without restrictions, shall be counted against the total number of shares available for distribution under this Plan, as set forth in the first sentence of this Section 4(a) (subject to any adjustment under Section 12(f) hereof), as two Shares for every one Share granted.

     (b) Shares Again Available. Any Shares subject to an Award under this Plan which are not used because the Award expires without all Shares subject to such Award having been issued or because the terms and conditions of the Award are not met may again be used for an Award under this Plan. Any Shares that are the subject of Awards which are subsequently forfeited to the Company pursuant to the restrictions applicable to such Award may again be used for an Award under this Plan. If a Participant exercises a Stock Appreciation Right, any Shares covered by the Stock Appreciation Right in excess of the number of Shares issued (or, in the case of a settlement in cash or any other form of property, in excess of the number of Shares equal in value to the amount of such settlement, based on the Fair Market Value of such Shares on the date of such exercise) may again be used for an Award under this Plan. If, in accordance with the Plan, a Participant uses Shares to (i) pay a purchase or exercise price, including an Option exercise price, or (ii) satisfy tax withholdings, such Shares may again be used for an Award under this Plan. The maximum number of shares available for distribution under this Plan for issuance of Incentive Stock Options is 4,200,000.

     (c) No Fractional Shares. No fractional Shares may be issued under this Plan; fractional Shares will be rounded to the nearest whole Share, for which purpose a one-half Share shall be rounded to up the next highest whole Share.

     (d) Maximum Payouts. No more than 600,000 Shares subject to this Plan (subject to adjustment under Section 12(f) hereof) may be granted in the aggregate pursuant to Restricted Stock (if vesting is based on a period of time without regard to the attainment of specified performance conditions) and Other Stock-Based Awards.

     5. Eligibility. Awards may be granted under this Plan to any Associate at the discretion of the Committee.

     6. General Terms of Awards.

     (a) Awards. Awards under this Plan may consist of Options (either Incentive Stock Options or Non-Qualified Stock Options), Stock Appreciation Rights, Performance Shares, Restricted Stock and Other Stock-Based Awards. Awards of Restricted Stock may, in the discretion of the Committee, provide the Participant with dividends or dividend equivalents and voting rights prior to vesting (whether vesting is based on a period of time, the attainment of specified performance conditions or otherwise).

     (b) Amount of Awards. Each Agreement shall set forth the number of Shares of Restricted Stock, Stock or Performance Shares subject to such Agreement, or the number of Shares to which the Option applies or with respect to which payment upon the exercise of the Stock Appreciation Right is to be determined, as the case may be, together with such other terms and conditions applicable to the Award (not inconsistent with this Plan) as determined by the Committee in its sole discretion.

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     (c) Term. Each Agreement, other than those relating solely to Awards of Stock without restrictions, shall set forth the Term of the Award and any applicable Performance Period for Performance Shares, as the case may be, but in no event shall the Term of an Award or the Performance Period be longer than five years after the date of grant. An Agreement with a Participant may permit acceleration of vesting requirements and of the expiration of the applicable Term upon such terms and conditions as shall be set forth in the Agreement, which may, but, unless otherwise specifically provided in this Plan, need not, include, without limitation, acceleration resulting from the occurrence of a Change in Control, a Fundamental Change, or the Participant’s death or Disability. Acceleration of the Performance Period of Performance Shares shall be subject to Section 9(b) hereof.

     (d) Agreements. Each Award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions, as determined by the Committee, that shall apply to such Award, in addition to the terms and conditions specified in this Plan.

     (e) Transferability. During the lifetime of a Participant to whom an Award is granted, only such Participant (or such Participant’s legal representative or, if so provided in the applicable Agreement in the case of a Non-Qualified Stock Option, a permitted transferee as hereafter described) may exercise an Option or Stock Appreciation Right or receive payment with respect to Performance Shares or any other Award. No Award of Restricted Stock (prior to the expiration of the restrictions), Options, Stock Appreciation Rights, Performance Shares or other Award (other than an award of Stock without restrictions) may be sold, assigned, transferred, exchanged, or otherwise encumbered, and any attempt to do so shall be of no effect. Notwithstanding the immediately preceding sentence, (i) an Agreement may provide that an Award shall be transferable to a Successor in the event of a Participant’s death and (ii) an Agreement may provide that a Non-Qualified Stock Option shall be transferable to any member of a Participant’s “immediate family” (as such term is defined in Rule 16a-1(e) promulgated under the Exchange Act, or any successor rule or regulation) or to one or more trusts whose beneficiaries are members of such Participant’s “immediate family” or partnerships in which such family members are the only partners, and (iii) an Agreement may provide that a Non-Qualified Option shall be transferable pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder; provided, however, that the Participant receives no consideration for the transfer. Any Non-Qualified Stock Option held by a permitted transferee shall continue to be subject to the same terms and conditions that were applicable to such Non-Qualified Stock Option immediately prior to its transfer and may be exercised by such permitted transferee as and to the extent that such Non-Qualified Stock Option has become exercisable and has not terminated in accordance with the provisions of this Plan and the applicable Agreement. For purposes of any provision of this Plan relating to notice to a Participant or to vesting or termination of a Non-Qualified Stock Option upon the termination of employment of a Participant, the references to “Participant” shall mean the original grantee of the Non-Qualified Stock Option and not any permitted transferee.

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     (f) Termination of Employment. Except as otherwise determined by the Committee or provided by the Committee in an applicable Agreement (which may, without limitation, in the sole discretion of the Committee, provide for an extension of the exercisability of Options and Stock Appreciation Rights beyond the periods set forth in paragraphs 1(i) through (v) below, subject in all events to paragraph 1(v) below), in case of a Participant’s termination of employment, the following provisions shall apply:

     (1) Options and Stock Appreciation Rights.

(i)	Death. If a Participant’s employment terminates because of his or her death, then any Option or Stock Appreciation Right that has not expired or been terminated shall become exercisable in full, and may be exercised by the Participant’s Successor at any time, or from time to time, within one year after the date of the Participant’s death.

(ii)	Disability. If a Participant’s employment terminates because of Disability, then any Option or Stock Appreciation Right that has not expired or been terminated shall become exercisable in full, and the Participant or the Participant’s Successor may exercise such Option or Stock Appreciation Right at any time, or from time to time, within one year after the date of the Participant’s Disability.

(iii)	Cause. If a Participant’s employment is terminated by the Company for Cause, then any Option or Stock Appreciation Right granted on or after the effective date of this Amended and Restated 2000 Long Term Incentive Plan provided in Section 12(a) hereof that has not expired or been terminated shall terminate immediately upon termination of the Participant’s employment.

(iv)	Reasons other than Death, Disability or Cause. If a Participant’s employment terminates for any reason other than death, Disability or, with respect to any Option or Stock Appreciation Rights granted on or after the effective date of this Amended and Restated 2000 Long Term Incentive Plan provided in Section 12(a) hereof, Cause, then any Option or Stock Appreciation Right that has not expired or been terminated shall remain exercisable for three months after termination of the Participant’s employment, but only to the extent that such Option or Stock Appreciation Right was exercisable immediately prior to such Participant’s termination of employment.

(v)	Expiration of Term. Notwithstanding the foregoing paragraphs (i)-(iv), in no event shall an Option or a Stock Appreciation Right be exercisable after expiration of the Term of such Award. Any Option or Stock Appreciation Right that is not exercised within the periods set forth in the foregoing paragraphs (i)-(iv), except as otherwise provided by the Company in the applicable

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Agreement, shall terminate as of the end of the periods described in such paragraphs.

     (2) Performance Shares. If a Participant’s employment with the Company or any of its Affiliates terminates during a Performance Period because of death or Disability, or under other circumstances provided by the Committee in its discretion in the applicable Agreement or otherwise, the Participant, unless the Committee shall otherwise provide in the applicable Agreement, shall be entitled to a payment of Performance Shares at the end of the Performance Period based upon the extent to which achievement of performance targets was satisfied at the end of such period (as determined at the end of the Performance Period) and prorated for the portion of the Performance Period during which the Participant was employed by the Company or any Affiliate. Except as provided in this Section 6(f)(2) or in the applicable Agreement, if a Participant’s employment with the Company or any of its Affiliates terminates during a Performance Period, then such Participant shall not be entitled to any payment with respect to that Performance Period.

     (3) Restricted Stock. Unless otherwise provided in the applicable Agreement, in case of a Participant’s death or Disability, the Participant shall be entitled to receive a number of shares of Restricted Stock under outstanding Awards that has been pro rated for the portion of the Term of the Awards during which the Participant was employed by the Company or any Affiliate, and with respect to such Shares all restrictions shall lapse. Any shares of Restricted Stock as to which restrictions do not lapse under the preceding sentence shall terminate at the date of the Participant’s termination of employment and such shares of Restricted Stock shall be forfeited to the Company.

     (g) Rights As Shareholder. A Participant shall have no rights as a shareholder with respect to any securities covered by an Award until the date the Participant becomes the holder of record.

     7. Stock Options.

     (a) Terms of All Options.

     (1) Grants. Each Option shall be granted pursuant to an Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. Only Non-Qualified Stock Options may be granted to Associates who are not employees of the Company or an Affiliate.

     (2) Purchase Price. The purchase price of each Share subject to an Option shall be determined by the Committee and set forth in the applicable Agreement, but shall not be less than 100% of the Fair Market Value of a Share as of the date the Option is granted. The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise, provided that, to the extent permitted by law, Participants may simultaneously exercise Options and sell the Shares thereby acquired pursuant to a brokerage or similar relationship and use the proceeds from such sale to pay the purchase price of such Shares. The purchase price may be paid in cash or, if the Committee so permits, through a reduction of the number of Shares delivered to the Participant upon exercise of the Option or delivery or tender to the Company of Shares

11

held by such Participant (in each case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased pursuant to the Option), or a combination thereof, unless otherwise provided in the Agreement.

     (3) Exercisability. Each Option shall be exercisable in whole or in part on the terms provided in the Agreement, provided that if a Change in Control shall occur, then any Option that has not expired or been terminated shall become exercisable in full. In no event shall any Option be exercisable at any time after its Term. When an Option is no longer exercisable, it shall be deemed to have lapsed or terminated.

     (4) Maximum Annual Options Per Participant. No Participant may receive any combination of Options and Stock Appreciation Rights relating to more than 800,000 Shares in the aggregate pursuant to Awards in any fiscal year of the Company under this Plan (subject to adjustment under Section 12(f) hereof).

     (b) Incentive Stock Options. In addition to the other terms and conditions applicable to all Options:

     (i) the aggregate Fair Market Value (determined as of the date the Option is granted) of the Shares with respect to which Incentive Stock Options held by an individual first become exercisable in any calendar year (under this Plan and all other incentive stock option plans of the Company and its Affiliates) shall not exceed $100,000 (or such other limit as may be required by the Code), if such limitation is necessary to qualify the Option as an Incentive Stock Option, and to the extent an Option or Options granted to a Participant exceed such limit, such Option or Options shall be treated as a Non-Qualified Stock Option;

     (ii) an Incentive Stock Option shall not be exercisable and the Term of the Award shall not be more than five years after the date of grant (or such other limit as may be required by the Code) if such limitation is necessary to qualify the Option as an Incentive Stock Option;

     (iii) the Agreement covering an Incentive Stock Option shall contain such other terms and provisions which the Committee determines necessary to qualify such Option as an Incentive Stock Option; and

     (iv) notwithstanding any other provision of this Plan to the contrary, no Participant may receive an Incentive Stock Option under this Plan if, at the time the Award is granted, the Participant owns (after application of the rules contained in Section 424(d) of the Code, or its successor provision) Shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or its subsidiaries, unless (A) the option price for such Incentive Stock Option is at least 110% of the Fair Market Value of the Shares subject to such Incentive Stock Option on the date of grant and (B) such Option is not exercisable after the date five years from the date such Incentive Stock Option is granted.

     (c) Repricing; Shareholder Approval. Except as provided in Section 12(f) hereof, neither the Board nor the Committee shall cause the Company to reduce the exercise price of any outstanding Option Award, whether through amendment, exchange of Options, or other means, without the prior approval of the shareholders of the Company.

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     8. Stock Appreciation Rights. An Award of a Stock Appreciation Right shall entitle the Participant, subject to terms and conditions determined by the Committee, to receive upon exercise of the Stock Appreciation Right all or a portion of the excess of (i) the Fair Market Value of a specified number of Shares as of the date of exercise of the Stock Appreciation Right over (ii) a specified price which shall not be less than 100% of the Fair Market Value of such Shares as of the date of grant of the Stock Appreciation Right. A Stock Appreciation Right may be granted in connection with a previously or contemporaneously granted Option, or independent of any Option. If issued in connection with an Option, the Committee may impose a condition that exercise of a Stock Appreciation Right cancels the Option with which it is connected and exercise of the connected Option cancels the Stock Appreciation Right. Each Stock Appreciation Right may be exercisable in whole or in part on the terms provided in the applicable Agreement, provided that if a Change in Control shall occur, then any Stock Appreciation Right that has not expired or been terminated shall become exercisable in full. No Stock Appreciation Right shall be exercisable at any time after its Term. When a Stock Appreciation Right is no longer exercisable, it shall be deemed to have lapsed or terminated. Except as otherwise provided in the applicable Agreement, upon exercise of a Stock Appreciation Right, payment to the Participant (or to his or her Successor) shall be made in the form of cash, Stock or a combination of cash and Stock as promptly as practicable after such exercise, provided that with respect to any Stock Appreciation Right that may be paid in cash, the Agreement shall specify such additional terms as may be necessary to satisfy the requirements of Section 409A of the Code. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Stock) may be made in the event of the exercise of a Stock Appreciation Right. As specified in Section 7(a) hereof, no Participant may receive any combination of Options and Stock Appreciation Rights relating to more than 800,000 Shares in the aggregate pursuant to Awards in any fiscal year of the Company under this Plan (subject to adjustment under Section 12(f) hereof).

     9. Performance Shares.

     (a) Initial Award. An Award of Performance Shares shall entitle a Participant (or a Successor) to future payments based upon the achievement of performance targets established in writing by the Committee. Payment shall be made in Stock, or a combination of cash and Stock, as determined by the Committee. With respect to those Participants who are “covered employees” within the meaning of Section 162(m) of the Code and the regulations thereunder, such performance targets shall consist of one or any combination of two or more of earnings or earnings per share before income tax (profit before taxes), net earnings or net earnings per share (profit after tax), inventory, total, or net operating asset turnover, operating income, total shareholder return, return on equity, return on net assets, pre-tax and pre-interest expense return on average invested capital, which may be expressed on a current value basis, or sales growth, and any such targets may relate to one or any combination of two or more of corporate, group, unit, division, Affiliate or individual performance and may be measured in absolute terms or relative to a designated peer group or index of comparable companies. The Agreement may establish that a portion of the maximum amount of a Participant’s Award will be paid for performance which exceeds the minimum target but falls below the maximum target applicable to such Award. The Agreement shall also provide for the timing of such payment. Following the conclusion or acceleration of each Performance Period, the Committee shall determine the extent to which (i) performance targets have been attained, (ii) any other terms and conditions with respect to an Award relating to such Performance Period have been satisfied, and (iii) payment is due with respect to a Performance Share Award. No Participant may receive Performance Shares relating to more than 200,000 Shares (or cash equivalents), or receive more than 200,000 Shares (or cash equivalents) pursuant to Awards of Performance Shares in any fiscal year of the Company under this Plan (subject to adjustment under Section 12(f) hereof).

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     (b) Acceleration and Adjustment. The applicable Agreement may permit an acceleration of the Performance Period and an adjustment of performance targets and payments with respect to some or all of the Performance Shares awarded to a Participant, upon such terms and conditions as shall be set forth in the Agreement, upon the occurrence of certain events, which may, but, unless otherwise specifically provided in this Plan, need not, include, without limitation, a Change in Control, a Fundamental Change, the Participant’s death or Disability, a change in accounting practices of the Company or its Affiliates, or, with respect to payments in Stock for Performance Share Awards, a reclassification, stock dividend, stock split or stock combination as provided in Section 12(f) hereof.

     (c) Valuation. To the extent that payment of a Performance Share is made in cash, a Performance Share earned after conclusion of a Performance Period shall have a value equal to the Fair Market Value of a Share on the last day of such Performance Period.

     10. Restricted Stock. Subject to Section 4(d) hereof, Restricted Stock may be granted in the form of Shares registered in the name of the Participant but held by the Company until the restrictions on the Restricted Stock Award lapse, subject to forfeiture as provided in the applicable Agreement. Any employment conditions, performance conditions, restrictions on transferability and the Term of the Award shall be established by the Committee in its discretion and included in the applicable Agreement. The Committee may provide in the applicable Agreement for the lapse or waiver of any such restriction or condition based on such factors or criteria as the Committee, in its sole discretion, may determine, which may, but need not, include without limitation a Change in Control, a Fundamental Change or the Participant’s death or Disability. If a restriction placed on a Restricted Stock Award lapses with the passage of time, such Restricted Stock Award shall provide that no more than one-third of the Shares subject to that Restricted Stock Award may vest in any year (except that a Restricted Stock Award which vests with the passage of time may provide for accelerated vesting in whole or in part as a result of the attainment of an annual performance target), provided that nothing stated herein shall limit the Committee’s right to provide for acceleration of the Term and the lapse of the restriction on the Restricted Stock Award in the event of any one or more of a Change of Control, a Fundamental Change or the Participant’s death or Disability or the termination of employment by the Company or a Subsidiary without cause. The Committee, in the applicable Agreement, may, in its sole discretion, award all or any of the rights of a shareholder with respect to the Shares of Restricted Stock during the period that they remain subject to restrictions, including, without limitation, the right to vote the Shares and receive dividends. With respect to those Participants who are “covered employees” within the meaning of Section 162(m) of the Code and the regulations thereunder, any performance conditions to the lapse of restrictions on restricted stock shall be based on performance targets that consist of one or any combination of two or more of earnings or earnings per share before income tax (profit before taxes), net earnings or net earnings per share (profit after tax), inventory, total, or net operating asset turnover, operating income, total shareholder return, return on equity, return on net assets, pre-tax and pre-interest expense return on average invested capital, which may be expressed on a current value basis, or sales growth, and any such targets may relate to one or any combination of two or more of corporate, group, unit, division, Affiliate or individual performance and may be measured in absolute terms or relative to a designated peer group or index of comparable companies. No participant may receive more than 200,000 Shares of Restricted Stock subject to performance conditions or be entitled to have restrictions lapse with respect to more than 200,000 Shares of Restricted Stock subject to performance conditions in any fiscal year of the Company under this Plan (subject to adjustment under Section 12(f) hereof).

     11. Other Stock-Based Awards. Subject to Section 4(d) hereof, the Committee may from time to time grant Awards of Stock, and other Awards under this Plan (collectively herein defined as “Other Stock-Based Awards”), including without limitation those Awards pursuant to which Shares may

14

be acquired in the future, such as Awards denominated in Stock, Stock Units, securities convertible into Stock and phantom securities. The Committee, in its sole discretion, shall determine, and provide in the applicable Agreement for, the terms and conditions of such Awards, provided that such Awards shall not be inconsistent with the terms and purposes of this Plan. The Committee may, in its sole discretion, direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions which are consistent with the terms and conditions of the Award to which such Shares relate.

     12. General Provisions.

     (a) Effective Date of this Plan. The original Plan became effective as of March 23, 2000, and was approved and ratified by the affirmative vote of the holders of a majority of the outstanding Shares of Stock present or represented and entitled to vote in person or by proxy at a meeting of the shareholders of the Company held on May 18, 2000. The original Plan was amended by amendments dated August 24, 2000, March 21, 2002, June 11, 2003 and September 18, 2003. This Amended and Restated 2000 Long Term Incentive Plan shall become effective as of February 21, 2005, provided that this Amended and Restated 2000 Long Term Incentive Plan is approved and ratified by the affirmative vote of the holders of a majority of the outstanding Shares of Stock present or represented and entitled to vote in person or by proxy at a meeting of the shareholders of the Company held no later than June 30, 2005. If this Amended and Restated 2000 Long Term Incentive Plan is not so approved, any Award granted subject to such approval, including without limitation any Award that would not have been permitted under the original Plan as amended prior to the effective date of this Amended and Restated 2000 Long Term Incentive Plan, shall be canceled and be null and void. In no event shall any Award of Restricted Stock or Performance Shares granted under this Amended and Restated 2000 Long Term Incentive Plan vest, and in no event may any Award of Options or Stock Appreciation Rights be exercised, prior to approval and ratification of this 2000 Long Term Incentive Plan by the shareholders as set forth above to the extent that such Award would not have been permitted under the original Plan as amended prior to the effective date of this Amended and Restated 2000 Long Term Incentive Plan.

     (b) Duration of this Plan; Date of Grant. This Plan shall remain in effect until all Stock subject to it shall be distributed or all Awards have expired or lapsed, whichever is latest to occur, or this Plan is terminated pursuant to Section 12(e) hereof. No Award shall be made more than ten years after the effective date of this Amended and Restated 2000 Long Term Incentive Plan provided in Section 12(a) hereof. The date and time of approval by the Committee of the granting of an Award shall be considered the date and time at which such Award is made or granted, notwithstanding the date of any Agreement with respect to such Award; provided, however, that the Committee may grant Awards other than Incentive Stock Options to Associates or to persons who are about to become Associates, to be effective and deemed to be granted on the occurrence of certain specified contingencies, provided that if the Award is granted to a non-Associate who is about to become an Associate, such specified contingencies shall include, without limitation, that such person becomes an Associate.

     (c) Right to Terminate Employment. Nothing in this Plan or in any Agreement shall confer upon any Participant who is an employee of the Company the right to continue in the employment of the Company or any Affiliate or affect any right which the Company or any Affiliate may have to terminate or modify the employment of the Participant with or without cause.

     (d) Tax Withholding. The Company may withhold from any payment of cash or Stock to a Participant or other person under this Plan an amount sufficient to cover any required

15

withholding taxes, including the Participant’s social security and Medicare taxes (FICA) and federal, state and local income tax with respect to income arising from payment of the Award. The Company shall have the right to require the payment of any such taxes before issuing any Stock pursuant to the Award. In lieu of all or any part of a cash payment from a person receiving Stock under this Plan, the Committee may, in the applicable Agreement or otherwise, permit a person to cover all or any part of the required withholdings, and to cover any additional withholdings up to the amount needed to cover the person’s full FICA and federal, state and local income tax with respect to income arising from payment of the Award, through a reduction of the number of Shares delivered to such person or a delivery or tender to the Company of Shares held by such person, in each case valued in the same manner as used in computing the withholding taxes under applicable laws.

     (e) Amendment, Modification and Termination of this Plan. Except as provided in this Section 12(e), the Board may at any time amend, modify, terminate or suspend this Plan. Except as provided in this Section 12(e), the Committee may at any time alter or amend any or all Agreements under this Plan to the extent permitted by law, in which event, as provided in Section 2(b) hereof, the term “Agreement” shall mean the Agreement as so amended. Amendments are subject to approval of the shareholders of the Company only if such approval is necessary to maintain this Plan in compliance with the requirements of Exchange Act Rule 16b-3, Section 422 of the Code, their successor provisions, or any other applicable law or regulation. No termination, suspension or modification of this Plan may materially and adversely affect any right acquired by any Participant (or a Participant’s legal representative) or any Successor or permitted transferee under an Award granted before the date of termination, suspension or modification, unless otherwise provided in an Agreement or otherwise or required as a matter of law. It is conclusively presumed that any adjustment for changes in capitalization provided for in Section 9(b) or 12(f) hereof does not adversely affect any right of a Participant or other person under an Award.

     (f) Adjustment for Changes in Capitalization. Appropriate adjustments in the aggregate number and type of securities available for Awards under this Plan, in the limitations on the number and type of securities that may be issued to an individual Participant, in the number and type of securities and amount of cash subject to Awards then outstanding, in the Option exercise price as to any outstanding Options and, subject to Section 9(b) hereof, in outstanding Performance Shares and payments with respect to outstanding Performance Shares may be made by the Committee in its sole discretion to give effect to adjustments made in the number or type of Shares through a Fundamental Change (subject to Section 12(g) hereof), recapitalization, reclassification, stock dividend, stock split, stock combination, spin-off or other relevant change, provided that fractional Shares shall be rounded to the nearest whole Share, for which purpose a one-half Share shall be rounded to the next highest whole Share.

     (g) Fundamental Change. In the event of a proposed Fundamental Change, the Committee may, but shall not be obligated to:

     (i) with respect to a Fundamental Change that involves a merger, consolidation or statutory share exchange, make appropriate provision for the protection of the outstanding Options and Stock Appreciation Rights by the substitution of options, stock appreciation rights and appropriate voting common stock of the corporation surviving any such merger or consolidation or, if appropriate, the Parent of the Company or such surviving corporation, in lieu of Options, Stock Appreciation Rights and capital stock of the Company, or

16

     (ii) with respect to any Fundamental Change, including, without limitation, a merger, consolidation or statutory share exchange,

declare, at least twenty days prior to the occurrence of the Fundamental Change, and provide written notice to each holder of an Option or Stock Appreciation Right of the declaration, that each outstanding Option and Stock Appreciation Right, whether or not then exercisable, shall be canceled at the time of, or immediately prior to the occurrence of, the Fundamental Change in exchange for payment to each holder of an Option or Stock Appreciation Right, within 20 days after the Fundamental Change, of cash (or with respect to an Option, if the Committee so elects in lieu of solely cash, of such form(s) of consideration, including cash and/or property, singly or in such combination as the Committee shall determine, that such holder of an Option would have received as a result of the Fundamental Change if such holder had exercised such holder’s Option immediately prior to the Fundamental Change) equal to (i) for each Share covered by the canceled Option, the amount, if any, by which the Fair Market Value (as defined in this Section 12(g)) per Share exceeds the exercise price per Share covered by such Option or (ii) for each Stock Appreciation Right, the price determined pursuant to Section 8 hereof, except that Fair Market Value of the Shares as of the date of exercise of the Stock Appreciation Right, as used in clause (i) of Section 8, shall be deemed to mean Fair Market Value for each Share with respect to which the Stock Appreciation Right is calculated determined in the manner hereinafter referred to in this Section 12(g). At the time of the declaration provided for in the immediately preceding sentence, each Stock Appreciation Right and each Option shall immediately become exercisable in full and each person holding an Option or a Stock Appreciation Right shall have the right, during the period preceding the time of cancellation of the Option or Stock Appreciation Right, to exercise the Option as to all or any part of the Shares covered thereby or the Stock Appreciation Right in whole or in part, as the case may be. In the event of a declaration pursuant to this Section 12(g), each outstanding Option and Stock Appreciation Right that shall not have been exercised prior to the Fundamental Change shall be canceled at the time of, or immediately prior to, the Fundamental Change, as provided in the declaration. Notwithstanding the foregoing, no person holding an Option or Stock Appreciation Right shall be entitled to the payment provided for in this Section 12(g) if such Option or Stock Appreciation Right shall have terminated, expired or been cancelled. For purposes of this Section 12(g) only, “Fair Market Value” per Share means the cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received per Share by the shareholders of the Company upon the occurrence of the Fundamental Change, notwithstanding anything to the contrary provided in this Plan.

     (h) Other Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate, unless expressly so provided by such other plan, contract or arrangement or the Committee determines that an Award or portion of an Award should be included to reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

     (i) Beneficiary Upon Participant’s Death. To the extent that the transfer of a Participant’s Award at death is permitted by this Plan or under an Agreement, (i) a Participant’s Award shall be transferable to the beneficiary, if any, designated on forms prescribed by and filed with the Committee and (ii) upon the death of the Participant, such beneficiary shall succeed to the rights of the Participant to the extent permitted by law and this Plan. If no such designation of

17

a beneficiary has been made, the Participant’s legal representative shall succeed to the Awards, which shall be transferable by will or pursuant to laws of descent and distribution to the extent permitted by this Plan or under an Agreement.

     (j) Unfunded Plan. This Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under this Plan. None of the Company, its Affiliates, the Committee, or the Board shall be deemed to be a trustee of any amounts to be paid under this Plan nor shall anything contained in this Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant or Successor. To the extent any person acquires a right to receive an Award under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

     (k) Limits of Liability.

     (i) Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and the Agreement.

     (ii) Except as may be required by law, neither the Company nor any member or former member of the Board or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(b) hereof) in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken, or not taken, in good faith under this Plan.

     (l) Compliance with Applicable Legal Requirements. No certificate for Shares distributable pursuant to this Plan shall be issued and delivered unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended and in effect from time to time or any successor statute, the Exchange Act and the requirements of the exchanges, if any, on which the Company’s Shares may, at the time, be listed.

     (m) Deferrals and Settlements. The Committee may require or permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under such rules and procedures as it may establish under this Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts.

     13. Substitute Awards. Awards may be granted under this Plan from time to time in substitution for Awards held by employees of other corporations who are about to become Associates, or whose employer is about to become a Subsidiary of the Company, as the result of a merger or consolidation of the Company or a Subsidiary of the Company with another corporation, the acquisition by the Company or a Subsidiary of the Company of all or substantially all the assets of another corporation or the acquisition by the Company or a Subsidiary of the Company of at least 50% of the issued and outstanding stock of another corporation. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the Awards in substitution for which they are granted.

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     14. Governing Law. To the extent that federal laws do not otherwise control, this Plan and all determinations made and actions taken pursuant to this Plan shall be governed by the laws of Minnesota and construed accordingly.

     15. Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     16. Prior Plans. Notwithstanding the adoption of this Amended and Restated 2000 Long Term Incentive Plan by the Board and approval of this Amended and Restated 2000 Long Term Incentive Plan by the Company’s shareholders as provided by Section 12(a) hereof, the Company’s 1996 Stock Option Plan and 1998 Stock Option Plan, as the same may have been amended from time to time (the “Prior Plans”), shall remain in effect. All grants and awards heretofore made under the Prior Plans shall be governed by the terms of the Prior Plans.

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ANNUAL MEETING

Thursday, June 2, 2005
10:00 a.m. Central Daylight Time

The Northland Inn
7025 Northland Drive
Brooklyn Park, Minnesota

Wilsons The Leather Experts Inc. 7401 Boone Avenue North, Brooklyn Park, MN 55428	Proxy

This Proxy is solicited on behalf of the Board of Directors.

By signing the Proxy, you revoke all prior proxies and appoint Michael M. Searles and Peter G. Michielutti, or either one of them, as Proxies, each with the power to appoint his substitute and to act without the other, and authorize each of them to represent and to vote, as designated herein, all shares of common stock of Wilsons The Leather Experts Inc. (the “Company”) held of record by the undersigned on April 4, 2005 at the Annual Meeting of Shareholders of the Company to be held on June 2, 2005 or at any adjournment thereof.

If no choice is specified, the Proxy will be voted “FOR” Items 1, 2 and 3.

See reverse for voting instructions.

ò Please detach here ò

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	Election of Class III directors:	01 Bradley K. Johnson 02 Michael M. Searles	☐	Vote FOR all Class III nominees (except as marked to the contrary below)	☐	Vote WITHHELD from all Class III nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Approval of amendment and restatement of the 2000 Long Term Incentive Plan.	☐	For	☐	Against	☐	Abstain
3.	Ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the fiscal year ending January 28, 2006.	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

Address Change? Mark Box    ☐    Indicate changes below:

Date

Signature(s) in Box
Please sign exactly as your name(s) appear on the Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.